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                                 1800 SHERMAN
                              EVANSTON, ILLINOIS

                          REAL ESTATE SALE AGREEMENT
                          --------------------------

     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ____ day of July, 1998, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE ("Trustee") UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09 ("Trust"), 1800 SHERMAN ASSOCIATES, an Illinois general partnership ("Beneficiary"; Trust and Beneficiary are collectively referred to herein as "Seller"), and PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Purchaser").

                                   RECITALS
                                   --------

A. The Trust is the owner of record title to that certain parcel of real estate (the "Real Property") located in Evanston, Illinois, which Real Property is more particularly described in EXHIBIT A attached hereto and made a part hereof, and upon which is situated an office building commonly known as 1800 Sherman (the "Office Building").

B.   Beneficiary is the sole beneficiary of the Trust.

C. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is defined in Section 1 below), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.   PURCHASE AND SALE
     -----------------

     Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (a) the Office Building and all other improvements owned by Seller and located thereon and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto; (b) Seller's right, title and interest as Landlord in and to the leases and other agreements permitting the use or occupancy of space at the Property or any part thereof (excluding Revenue Agreements [as hereinafter defined]) (individually, a "Lease", and collectively, the "Leases"); (c) the interest of Seller in all security deposits paid by tenants under the Leases or by licensees or other parties to the Revenue Agreements that are listed on EXHIBIT N attached hereto and which are not applied by Seller in accordance with the terms of the applicable Leases or Revenue Agreements and/or applicable law between the date of this Agreement and Closing (the "Security Deposits"); (d) all of the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty located on the Property and used in connection therewith that are listed on EXHIBIT K attached hereto (the "Tangible Personal Property"); (e) all right, title and interest of Seller under any and all of the maintenance, service, leasing, brokerage, advertising, supply, management, utility, union, employment and other like contracts and agreements with respect to the ownership and operation of the Property that are listed on EXHIBIT C attached hereto (collectively, the "Operating Contracts") and the license and/or lease

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agreements permitting the placement of communications-related equipment in, on or at the Property and/or permitting the placement of drop-off boxes and/or such other miscellaneous revenue-producing agreements (collectively, the "Revenue Agreements") that are listed on EXHIBIT C attached hereto (the Operating Contracts and the Revenue Agreements are collectively referred to herein as the "Service Contracts"); (f) if and to the extent transferable, all of Seller's interest, if any, in and to all warranties and guaranties relating to the Property, if any; (g) if and to the extent transferable, all of Seller's interest, if any, in and to all plans, specifications and floor plans for the Office Building located at the Office Building, if any; and (h) if and to the extent transferable, all of Seller's right, title and interest in and to any existing intangible property pertaining to the Property (the "Intangible Personal Property"), including the name "1800 Sherman", but specifically excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office" as a part thereof; all to the extent applicable to the period from and after the Closing (as such term is defined in Section 4(A) below). The Real Property, together with items (a) through (h) above, shall be collectively referred to in this Agreement as the "Property". The term "Property" expressly excludes: (i) all property owned by tenants or other users or occupants of the Property (except to the extent that any Security Deposits are deemed to be "owned" by a tenant under applicable law); (ii) all rights with respect to any refund of real estate taxes applicable to real estate taxes payable with respect to 1997 (that is, real estate taxes for 1997 payable in 1998) and prior years subject, however, to the rights of tenants with respect to same; and (iii) all computers and computer-related equipment located at the management office of the Property.

2.   PURCHASE PRICE
     --------------

     The purchase price to be paid by Purchaser to Seller for the Property is Fourteen Million Eight Hundred Thousand Dollars ($14,800,000) (the "Purchase Price"). The Purchase Price shall be paid as follows:

     A.   Earnest Money.
          -------------

          (i) Prior to the date of this Agreement, Purchaser and Equity Office Properties Management Corp., a Delaware corporation ("EOPMC"), on behalf of Seller, entered into that certain letter of intent (the "Letter of Intent") dated as of May 4, 1998 and accepted by Purchaser on May 6, 1998. Purchaser, pursuant to the Letter of Intent, has deposited initial earnest money in the amount of One Hundred Thousand Dollars ($100,000) (the "Initial Earnest Money") with the Chicago, Illinois office of Chicago Title and Trust Company (the "Escrowee"). Upon execution of this Agreement, Purchaser shall deposit additional earnest money in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "Additional Earnest Money"; the Initial Earnest Money and the Additional Earnest Money, together with any interest accrued thereon, net of investment costs, if any, are collectively referred to herein as the "Earnest Money") with the Escrowee. To direct the Escrowee as to the retention, investment and disbursement of the Earnest Money, Purchaser, Seller and Escrowee entered into that certain joint order escrow agreement (the "Joint Order Escrow Agreement"), a copy of which is attached hereto as EXHIBIT D. The Earnest Money shall be invested as Seller and Purchaser so direct pursuant to the terms and provisions of the Joint Order Escrow Agreement. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

          (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser and Seller is not otherwise in material default hereunder, Seller shall have the remedies provided for

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     in Section 7(B) below. If the transaction fails to close due to a default on the part of Seller and Purchaser is not otherwise in material default hereunder, Purchaser shall have the remedies provided for in Section 7(A) below. If the transaction fails to close for any other reason other than as provided in the two (2) preceding sentences, the Earnest Money shall be delivered by Escrowee to Purchaser.

     B. Cash at Closing. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

3.   EVIDENCE OF TITLE
     -----------------

     A. Title Commitment. Seller has, prior to the date of this Agreement, obtained and caused to be delivered to Purchaser a commitment for an ALTA Owner's Title Insurance Policy (the "Title Commitment"), order number 1401 007741071 D1, with an effective date of May 26, 1998, in the amount of the Purchase Price, issued by the Chicago, Illinois office of Chicago Title Insurance Company (the "Title Insurer"), together with copies of all underlying documents set forth therein (the "Title Documents"). At Closing, the conveyance of the Property to Purchaser shall be subject only to those exceptions to title which are more fully described on attached EXHIBIT B (the "Existing Permitted Exceptions") and those exceptions to title which become Permitted Exceptions pursuant to Section 3(C) below (collectively, the "Permitted Exceptions").

     B. Survey. Seller has, prior to the date of this Agreement, obtained and caused to be delivered to Purchaser an updated survey of the Real Property prepared by B.H. Suhr & Company, Inc., dated May 15, 1998, Order No. 98-482 (the "Survey"). To the extent not already so certified, the Survey shall be revised so that it contains a certification in the form of EXHIBIT V attached hereto.

     C. Review of Title Commitment and Survey. Purchaser has reviewed the pro forma title policy (the "Pro Forma") dated June 25, 1998 derived from the Title Commitment and has reviewed the Survey; the matters disclosed therein comprise the Existing Permitted Exceptions. If any additional exceptions to title other than the Existing Permitted Exceptions (such exceptions to title being referred to herein as the "New Disclosed Exceptions") arise between the date of the Title Commitment, the Survey and the Closing, Purchaser shall have five (5) business days after its receipt of notice of same within which to notify Seller of any such New Disclosed Exceptions to which Purchaser objects. Any such New Disclosed Exceptions not objected to by Purchaser as aforesaid shall become "Permitted Exceptions" hereunder. If Purchaser objects to any such New Disclosed Exceptions, Seller shall have until Closing (but in any event at least twenty [20] days after it receives notice of Purchaser's objection(s)) to remove such New Disclosed Exceptions, which removal may be accomplished by waiver or endorsement by the Title Insurer reasonably acceptable to Purchaser. If Seller fails to remove any such New Disclosed Exceptions as aforesaid, Purchaser may, as its sole and exclusive remedy (subject, however, to Section 7(A)(ii) below), terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such New Disclosed Exceptions (in which event, all such New Disclosed Exceptions, together with the Existing Permitted Exceptions, shall be deemed "Permitted Exceptions" hereunder).

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4.   CLOSING
     -------

     A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur on August 6, 1998, at the office of the Escrowee (in person and/or by telecopy and/or overnight courier) or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

     B.   Closing Documents and Deliveries.
          --------------------------------

          (i) Seller. At Closing, Seller shall deliver to Purchaser the following:

               (a) a trustee's deed (the "Deed"), subject only to the Permitted Exceptions;

               (b) a limited warranty bill of sale (the "Bill of Sale") in the form attached hereto as EXHIBIT J;

               (c) a letter advising tenants under the Leases of the change in ownership of the Property in the form of EXHIBIT L attached hereto;

               (d) a letter advising vendors under the Service Contracts of the change in ownership of the Property in the form of EXHIBIT M attached hereto;

               (e) four (4) counterparts of an assignment and assumption of the Leases and Security Deposits in the form of EXHIBIT E attached hereto (the "Lease Assignment"), executed by Seller;

               (f) four (4) counterparts of an assignment and assumption of the Service Contracts in the form of EXHIBIT F attached hereto (the "Service Contract Assignment"), executed by Seller;

               (g) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

               (h) four (4) counterparts of a closing statement (the "Closing Statement") to be executed by Seller and Purchaser, containing the Closing Delinquency Schedule (as defined in Section 4(C)(i)(b) below) and setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below, executed by Seller;

               (i) all executed Estoppel Certificates (as defined in Section 8(B)(i) below) received by Seller as of the Closing Date to the extent not previously delivered to Purchaser or its counsel;

               (j) four (4) counterparts of a letter with respect to Seller's delivery of information required under 29 C.F.R.
          (S)1910.1001(j)(2)(ii) and 29 C.F.R. (S)1926.1101(n)(6) (the "OSHA
          Letter") in the form of EXHIBIT O attached hereto, executed by Seller;

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               (k)  four (4) counterparts of a Quit Claim Assignment of Permits and General Intangibles (the "Permit Assignment") in the form of EXHIBIT R attached hereto;

               (l) any transfer tax declaration, real property conveyance statement or similar document (the "Transfer Tax Declarations") that Seller is required by law to execute in order to record the Deed with the Cook County, Illinois recorder, executed by Seller;

               (m) a certification of Seller (the "Closing Certification") updating the representations of Seller set forth in Section 9(A) below to reflect any changes in any of such representations since the effective date of such representations which would make such representations untrue or incorrect in any material respect as of the Closing Date, including an update of the Rent Roll (as defined in
          Section 9(A)(v) below) (Purchaser hereby acknowledging that: (1) Seller shall have no liability with respect to the information set forth in such Closing Certification to the extent that such information is set forth in an Estoppel Certificate received by Purchaser, and (2) as more particularly provided in Section 9(C) below, Seller's liability under such Closing Certification shall terminate on a date no later than the two hundred seventieth (270th) day after the Closing Date);

               (n) to the extent located at the Property or otherwise in Seller's possession, original counterparts of each of the Leases;

               (o) copies of those Leases for which either (1) original Leases were not delivered as provided in Section 4(B)(i)(n) above, or (2) Estoppel Certificates were not received by Seller or Purchaser prior to the Closing Date, certified by Seller to be true and correct (Purchaser hereby acknowledging that, as more particularly provided in Section 9(C) below, Seller's liability under such certifications shall terminate on a date no later than the two hundred seventieth (270th) day after the Closing Date);

               (p) to the extent located at the Property or otherwise in Seller's possession, original counterparts of each of the Service Contracts;

               (q) to the extent located at the Property, keys and as-built plans for the Property;

               (r) to the extent located at the Property, copies of correspondence to or from parties to the Service Contracts and correspondence to or from tenants under the Leases;

               (s) three (3) counterparts of the Post-Closing Escrow Agreement (defined in Section 10(P) below), executed by Seller; and

               (t) a copy of the general ledger with respect to the Building from January 1, 1998 through June 30, 1998 prepared by EOPMC (Purchaser hereby acknowledging that Seller shall not be deemed to have made any representations, warranties or other statements with respect to such general ledger and shall have no liability to Purchaser with respect thereto and Purchaser shall not be entitled to rely thereon or provide copies of such general ledger to other parties without Seller's express written consent).

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          (ii)  Purchaser. Purchaser shall deliver or cause to be delivered to
     Seller at Closing:

                (a) the funds required pursuant to Section 2(B) above;

                (b) four (4) counterparts of the Lease Assignment, executed by Purchaser;

               (c) four (4) counterparts of the Service Contract Assignment, executed by Purchaser;

               (d) four (4) counterparts of the Closing Statement, executed by Purchaser;

               (e) copies of any executed Estoppel Certificates received by Purchaser as of the Closing Date, if any;

               (f) four (4) counterparts of the OSHA Letter, executed by Purchaser;

               (g) four (4) counterparts of the Permit Assignment, executed by Purchaser;

               (h) the Transfer Tax Declarations, executed by Purchaser; and

               (i) three (3) counterparts of the Post-Closing Escrow Agreement, executed by Purchaser.

     C.   Closing Prorations and Adjustments.
          ----------------------------------

          (i) General. The following items are to be prorated or adjusted (as appropriate) as of the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of the Closing Date and Seller shall be deemed the owner of the Property as of the day prior to the Closing Date; provided, however, that in the event that Escrowee receives the net closing funds from Purchaser after 11 AM (Chicago, Illinois time) on the Closing Date and, as a result of Escrowee receiving such funds after such time Seller is unable to invest the net proceeds from the transaction with Seller's bank or the closing escrowee on the Closing Date, then, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property as of the Closing Date and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date:

               (a)  Intentionally Omitted;

               (b) the "minimum" or "base" rent payable by tenants under the Leases ("Base Rent"); provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected, but only after such rents are first applied towards any unpaid rents first becoming due and payable subsequent to the Closing Date. At Closing, the Closing Statement shall contain a schedule (the "Closing Delinquency Schedule") of all such past due but uncollected rent and other sums owed by tenants (the "Past Due Rents"). Purchaser shall include the amount of the Past Due Rents in the first bills thereafter submitted to the tenants in question after the Closing and shall continue to do so for six (6) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. Purchaser shall promptly remit to Seller any such Past Due Rents paid by tenants set forth on the Closing

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          Delinquency Schedule, but only if a deficiency in the then current rent is not thereby created. To the extent not set forth on the Closing Delinquency Schedule, percentage rent shall be prorated as follows: upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from tenants relative thereto, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease year expires after Closing, and the amount of any rents (including, without limitation, percentage or overage rents and Tenants Reimbursements) to be paid by any tenant shall be made in accordance with such tenant's Lease as now existing (Purchaser hereby covenanting and agreeing not to modify the Leases after Closing to change the date and/or method for payment of such amounts with respect to the period prior to Closing until after the occurrence of the reprorations described in Section 4(C)(ii) below) and Purchaser shall, after Closing and prior to the occurrence of the reprorations described in Section 4(C)(ii) below, promptly pay to Seller a prorata portion of such rents, based upon apportionment being made as of the Closing Date, promptly after the date when such rents are received from the tenant;

               (c) with respect to tenant improvement costs and/or allowances or leasing commissions relating to any new leases, or any modification, amendment, restatement or renewal of existing Leases (each, a "New Lease", and collectively, the "New Leases") as set forth in a New Lease Notice (defined in Section 10(L)(1) below) executed between the date of this Agreement and Closing with the consent of Purchaser granted (or deemed to be granted) in accordance with Section 10(L)(1) below, Seller and Purchaser agree that such costs, allowances and leasing commissions shall be prorated over the initial term of any such New Lease with Seller being responsible for a portion of such costs, allowances and leasing commissions based on the ratio of Base Rent payments received by Seller through the Closing Date to the total Base Rent payable over the initial term of the particular New Lease and, in the event that Seller has paid such costs, allowances and/or leasing commissions prior to Closing, Purchaser shall reimburse Seller at Closing for the amount of any such costs, allowances and/or leasing commissions paid by Seller, based on the above-described proration and, in the event Seller has not paid such costs, allowances and/or leasing commissions prior to Closing, Purchaser shall be responsible for payment of all such costs, allowances and leasing commissions after Closing;

               (d) with respect to the tenant improvement costs and/or allowances or leasing commissions set forth on EXHIBIT S and EXHIBIT T attached hereto relating to the Leases set forth on EXHIBIT S and EXHIBIT T attached hereto, Seller and Purchaser agree that Purchaser shall be responsible for all such costs, allowances and leasing commissions and: (1) in the event that Seller has, prior to Closing, paid a portion of such costs, allowances and/or leasing commissions, Purchaser shall reimburse Seller at Closing for the amount of any such costs, allowances and/or leasing commissions paid by Seller prior to Closing; and (2) in the event that Seller has not, prior to Closing, paid any such costs, allowances and/or leasing commissions, Purchaser shall be responsible after Closing for payment of all unpaid amounts to the proper recipients thereof;

               (e) the amount of the Security Deposits, if any, with Purchaser receiving a credit at Closing against the Purchase Price in the amount of such Security Deposits;

               (f) water, sewer, electric, telephone and all other utility and fuel charges, fees and use charges, fuel on hand (at cost plus sales tax), and any deposits with utility

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          companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

               (g)  amounts paid or payable under the Service Contracts;

               (h)  assignable license and permit fees, if any;

               (i) salary, vacation, sick pay and/or all other amounts paid or payable under the Union Contract, the New Global Union Contract or the new union contract (as such terms are defined in Section 10(Z) below), as applicable; and

               (j) other similar items and expenses of operation (excluding real estate taxes).

          (ii) Tenant Reimbursements Other Than Real Estate Taxes. Notwithstanding the foregoing and subject to Sections 4(C)(ii)(a), 4(C)(iv) and 4(C)(v) below, at Closing, Seller shall be entitled to retain amounts paid by tenants for reimbursement of common area maintenance, mall maintenance, utility charges, water and sewer charges, insurance and merchant's association dues and assessments and all other charges to or contributions by tenants under the Leases other than Base Rent, percentage rent and real estate taxes and assessments (such assessments, costs, expenses, dues and charges being referred to herein as the "Tenant Reimbursable Expenses", and the amounts payable by tenants under the Leases with respect to the Tenant Reimbursable Expenses being referred to herein as the "Tenant Reimbursements") as of the Closing.

               (a) All Tenant Reimbursements with respect to the month in which the Closing Date occurs which are received by Seller prior to or on the Closing Date shall be prorated at Closing as between Seller and Purchaser based on the number of days in the month with Purchaser receiving a credit against the Purchase Price for a proportionate share of such Tenant Reimbursements, based on the number of days of each party's ownership. Such credit shall be subject to reproration as provided in Section 4(C)(iv) below. In addition, in the event that Seller receives, prior to or on the Closing Date, prepayments of Tenant Reimbursements expressly designated by the tenant as applicable to the month after Closing or any period thereafter and such tenant does not owe any Past Due Rents, Purchaser shall receive a credit against the Purchase Price for such Tenant Reimbursements, subject, however, to the reproration provided for in Section 4(C)(iv) below. If such tenant owes Past Due Rents, such Tenant Reimbursements shall first be applied against Past Due Rents, with any remaining amounts being credited against the Purchase Price at Closing, subject, however, to the reproration provided in Section 4(C)(iv) below. Any Tenant Reimbursements received by Purchaser on or after the Closing Date shall be retained by Purchaser until the post-Closing adjustments provided for in Section 4(C)(iv) below.

          (iii) Real Estate Taxes. Notwithstanding anything herein to the contrary, real estate taxes and assessments and amounts paid by tenants for reimbursement of real estate taxes and assessments ("Real Estate Tax Reimbursements") shall be addressed as follows:

               (a)  Proration of Real Estate Tax Expense.
                    ------------------------------------

                    (1) Second Installment of 1997 Real Estate Taxes. Purchaser shall be responsible for payment of the second installment of 1997 real estate taxes

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               (payable in 1998) for the Property. At Closing, Purchaser shall receive a credit against the Purchase Price in the amount of Five Hundred Fifty Thousand Dollars ($550,000.00) with respect to the second installment of 1997 real estate taxes for the Property (payable in 1998). Such credit shall not be subject to proration at or after Closing.

                    (2) 1998 Real Estate Taxes. After Closing, Purchaser shall be responsible for payment of all 1998 real estate taxes for the Property (payable in 1999). 1998 real estate taxes shall not be subject to proration at or after Closing.

               (b) Seller to Retain All Real Estate Tax Reimbursements for Periods Prior to Month of Closing. Notwithstanding any provision of this Agreement to the contrary and subject to any refunding of same to tenants required in connection with the appeal of real estate taxes with respect to 1997 and prior years, Seller shall be entitled to retain all Real Estate Tax Reimbursements paid by tenants as of Closing with respect to all periods prior to the month in which the Closing Date occurs.

               (c) Real Estate Tax Reimbursements for Month of Closing. All Real Estate Tax Reimbursements with respect to the month in which the Closing Date occurs which are received by Seller prior to or on the Closing Date shall be prorated at Closing as between Seller and Purchaser based on the number of days in the month with Purchaser receiving a credit against the Purchase Price based on the number of days in the month with Purchaser receiving a credit against the Purchase Price for a proportionate share of such Real Estate Tax Reimbursements, based on the number of days of each party's ownership. Such credit shall not be subject to reproration. In addition, in the event that Seller receives, prior to or on the Closing Date, prepayments of Real Estate Tax Reimbursements expressly designated by the tenant as applicable to the month after Closing or any period thereafter and such tenant does not owe any Past Due Rents, Purchaser shall receive a credit against the Purchase Price for such Real Estate Tax Reimbursements. If such tenant owes Past Due Rents, such Real Estate Tax Reimbursements shall first be applied against Past Due Rents, with any remaining amounts being credited against the Purchase Price. In the event that Purchaser receives any Real Estate Tax Reimbursements on or after the Closing Date, and such amounts are with respect to the month in which the Closing Date occurs, Purchaser shall remit Seller's proportionate share of such Real Estate Tax Reimbursements, calculated as provided above, to Seller upon the reconciliation described in Section 4(C)(iv) below.

               (d) Purchaser to Retain All Real Estate Tax Reimbursements for Periods After the Month of Closing. Purchaser shall be entitled to retain all Real Estate Tax Reimbursements paid by tenants after Closing with respect to all periods after the month in which the Closing Date occurs. Purchaser shall be responsible for reconciling with tenants for all Real Estate Tax Reimbursements paid by tenants during 1998 and subsequent years and refunding any overpayments by tenants of such amounts (whether paid to Seller or Purchaser). Purchaser agrees to indemnify, defend and hold Seller, EOPMC and their respective partners, shareholders, officers, directors, employees and affiliates harmless of, from and against any and all claims, demands, suits and causes of actions by tenants with respect to Real Estate Tax Reimbursements paid by tenants during 1998 and subsequent years including, without limitation, Purchaser's failure to refund any overpayments by tenants as provided in the previous sentence.

          (iv)   Post-Closing Reprorations.
                 -------------------------

                 (a) General. As soon as practical after Closing, but in no event later than May 31, 1999, Seller and Purchaser shall, with respect to any amounts prorated or adjusted at Closing pursuant to
          Section 4(C)(i) above based on estimates or formulae, as applicable, jointly determine and reapportion such amounts in accordance with
          Section 4(C)(i) above upon determination of the actual costs or expenses with respect thereto. In the event that amounts (other than Tenant Reimburseable Expenses and related Tenant Reimbursements) credited to Purchaser by Seller at Closing exceeds the amount of the credit that Purchaser should have received had such actual amounts been available at Closing, Purchaser shall promptly remit such excess amount to Seller. In the event that amounts (other than Tenant Reimburseable Expenses and related Tenant Reimbursements) credited to Seller by Purchaser at Closing exceeds the amount of the credit that Seller should have received at Closing had such actual amounts been available at Closing, Seller shall promptly remit such excess amount to Purchaser.

                 (b) Tenant Reimbursements; Tenant Reimbursable Expenses. Seller's allocable share of Tenant Reimbursements for Leases in effect as of the Closing Date shall be determined by multiplying the total payments due from tenants for the 1998 calendar year (that is, the sum of estimated payments plus or minus year-end adjustments) by a fraction, the numerator of which is the actual Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above), and the denominator of which is the total Tenant Reimburseable Expenses for calendar year 1998. In the event that, after such determination: (1) the amount of Tenant Reimbursements retained by Seller as provided in Section 4(C)(ii) above is less than the amount of Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1998 and the landlord under the Leases is entitled to recover such difference under the terms of Leases, then (y) to the extent that the Tenant Reimbursements collected by Purchaser for 1998 exceeds the Tenant Reimbursable Expenses incurred by Purchaser for 1998, Purchaser shall promptly remit to Seller its excess collections to the extent that the Tenant Reimbursements retained by Seller are less than the Tenant Reimbursable Expenses paid by Seller, and (z) Purchaser shall bill such tenants for any remaining amounts owed to Seller after any payment provided for in sub-clause (y) of this sentence, provide Seller with copies of such bills upon issuance, and collect such amounts on behalf of Seller and, upon receipt, remit such collected amounts to Seller (it being understood that, in the event that the tenant remits such amounts to Purchaser without specification as to the period to which such amounts are applicable, Purchaser shall be permitted to apply such amounts to any 1998 Tenant Reimbursements owed to Purchaser with the remainder, if any, being paid to Seller); and
          (2) the amount of Tenant Reimbursements collected by Seller for 1998 and retained by Seller as provided in Section 4(C)(ii) above exceeds the amount of Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1998 then, to the extent Purchaser incurred Tenant Reimbursable Expenses in 1998 in excess of Tenant Reimbursements collected by Purchaser for 1998, Seller shall promptly remit to Purchaser its excess collections and, thereafter, to the extent required under the terms of the Leases, Seller shall promptly remit any remaining excess amounts to the applicable tenants; provided that, if any such excess amounts are otherwise payable to tenants owing Past Due Rents, prior to remitting any remaining amounts to such tenants, Seller may offset the amounts due to such tenants against Past Due Rents owing to Seller and remitting any remaining amounts to Purchaser to be applied against past due rents owed Purchaser with any remaining amounts to be remitted by Purchaser to such tenants.

          (v) Seller has Reconciled 1997 Tenant Reimbursable Expenses and Tenant Reimbursements. Seller has, prior to the date of this Agreement, calculated: (1) the actual Tenant Reimbursements and Tenant Reimbursable Expenses for the calendar year 1997; and (2) the actual real estate taxes paid in 1997 as well as the Real Estate Tax Reimbursements paid in 1997, and reconciled such items with tenants. Seller agrees to indemnify, defend and hold Purchaser, its general partner, and their respective partners, shareholders, officers, directors, employees and affiliates harmless of, from and against any and all claims, demands, suits and causes of actions by tenants with respect to Seller's failure to refund any overpayments by tenants in connection with the reconciliations described in the previous sentence.

          (vi) Past Due Rents. If Seller has not received all Past Due Rents or other amounts owed to it by tenants within sixty (60) days after the Closing Date or within sixty (60) days after such other amounts may be due, Seller at its sole cost and expense, shall be entitled at any time within the twelve (12) month period after the applicable sixty (60) day period, to commence such actions or proceedings not affecting possession or enforcing landlord's liens or resulting in termination of the Lease in question as Seller shall desire to collect any such Past Due Rents or other amounts, and Purchaser shall cooperate with Seller in any such action, provided that Purchaser shall not be obligated to expend any amounts in connection therewith.

          (vii) Tax Appeals Prior Tax Years. Prior to the date hereof, Seller filed an appeal of the assessed value(s) of the Property with respect to the tax and/or calendar years set forth in items 1 and 2 on EXHIBIT U attached hereto and requesting a corresponding reduction in real estate taxes payable with respect to such tax and/or calendar year(s). In addition, after Closing and upon issuance of the final bill for calendar year 1997, Seller may file an appeal of the assessed value of the Property with respect to calendar year 1997 and a request for a corresponding reduction in real estate taxes payable with respect to calendar year 1997. Purchaser and Seller hereby agree that: (1) Seller may, after Closing, if it so elects, initiate and/or continue to pursue and control the real estate tax appeal and reduction process with respect to the tax and/or calendar year(s) set forth on EXHIBIT U attached hereto and shall have the right to engage counsel, consultants, expert witnesses and appraisers as Seller shall reasonably determine to be necessary to such appeal and Purchaser shall cooperate (and cause its counsel to cooperate) with Seller with respect to such process at no cost to Purchaser; and (2) Seller shall be responsible for the cost of any counsel, consultant, expert witness or appraiser employed by Seller to obtain any reduction of real estate taxes for such tax and/or calendar year(s). In the event that any refunds of taxes applicable to any period prior to the Closing Date have not been received by Seller as of the Closing, Seller shall retain all rights with respect to any refund of such taxes, subject to the rights of tenants under Leases.

          (viii) Provision of Information for 1998 Real Estate Tax Reassessment. Seller, prior to the date hereof, has received requests from the Cook County Assessor (the "Assessor") that Seller provide certain information to the Assessor to assist the Assessor in its reassessment of the Property for real estate taxes payable with respect to 1998 and subsequent years. Such requests include a request for the submission of certain information including, without limitation, an appraisal of the Property. In response to such requests, prior to the date of this Agreement, Seller's counsel, Thomas M. Tully & Associates ("Tully"), has submitted certain items and filed certain documents, copies of which are attached hereto as EXHIBIT Y. Seller and Purchaser shall reasonably cooperate with each other to submit any other requested information and appraisals prior to Closing. In connection therewith, Purchaser agrees that, upon Closing or sooner termination of this Agreement, it shall be responsible for all costs and expenses incurred to comply with such requests and, in the event that Seller has paid any such amounts prior to Closing or sooner termination of this Agreement, Purchaser shall promptly remit such amounts to Seller (in the event that the Closing occurs, such remittance may be accomplished by Seller receiving a credit at Closing from Purchaser); provided, however, that in the event that the Closing does not occur and Seller elects (as determined in Seller's sole and exclusive discretion) to use the appraisals or other information prepared in connection with the foregoing, Seller shall be obligated to pay the cost of preparation of such information (to be paid by Seller directly to the vendor or reimbursed to Purchaser promptly after termination of this Agreement). In connection with such submission, Purchaser acknowledges that the real estate tax counsel to be used shall be Tully (and, as provided in the Service Contract Assignment, Purchaser shall assume all obligations of Seller under the Service Contract with Tully). In the event that the Closing occurs, Purchaser shall indemnify, defend and hold Seller, EOPMC, Equity Group Investments, Inc., and their respective partners, shareholders, officers, directors, employees and affiliates harmless of, from and against any and all claims, demands, suits causes of action, penalties, sanctions, losses, costs and expenses arising out of, in connection with or related to the submissions described and provided for herein.

          (ix) Miscellaneous; Survival. For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. The terms and provisions of this Section 4(C) shall survive the Closing and delivery of the Deed.

     D. Transaction Costs. Seller shall be responsible for and shall pay (i) the cost to prepare Survey, (ii) the State of Illinois, Cook County and City of Evanston transfer taxes and/or documentary stamps (the "Transfer Taxes") owed in connection with the Deed (and Seller and Purchaser shall timely execute and deliver such forms and returns as are necessary in connection therewith), and (iii) the base premium for the owner's title insurance policy to be issued to Purchaser at Closing (the "Title Policy"). Purchaser shall be responsible and pay for (1) any premiums for any lender's title insurance policy and all costs of any and all endorsements to the Title Policy and/or any lender's title insurance policy, and (2) all recording charges for recording the Deed. Seller and Purchaser shall each pay one-half (1/2) of all escrow fees, whether or not the Closing occurs. In addition, Purchaser and Seller shall each be responsible for the fees of their respective attorneys.

     E. Possession. Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject only to the Permitted Exceptions.


5.   CASUALTY LOSS AND CONDEMNATION
     ------------------------------

     If, prior to Closing, the Property or any part thereof shall be taken by eminent domain or condemned, or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. In the event that either: (i) the reasonable cost to restore the Property due to such damage or destruction is greater than Five Hundred Thousand Dollars ($500,000) (a "Material Casualty"), or (ii) any portion of the Property is taken or condemned (a "Material Condemnation"), then Purchaser shall have the option to terminate this Agreement by delivery of its written termination notice to Seller within thirty (30) days of Seller's written notice thereof. If (a) the aforementioned casualty is not a Material Casualty, (b) the aforementioned taking or condemnation is not a Material Condemnation, or (c) Purchaser does not elect to terminate this Agreement pursuant to the provisions of the preceding sentence (time being of the essence with respect to any such election), then Seller and Purchaser shall consummate the transaction contemplated by this Agreement without abatement of the Purchase Price and Purchaser shall be entitled during the period following the Inspection Period and prior to Closing to approve the terms of any property insurance settlement, such approval not to be unreasonably withheld or delayed, and to receive at Closing the taking, condemnation or property insurance proceeds (or an assignment of the right to such proceeds) (less any amounts applied against insured costs incurred or insured income lost by Seller as a result of such occurrence) plus a credit against the Purchase Price in the amount of any uninsured loss (as to property only) and any deductible payable by Seller under applicable property insurance, and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 5 and Purchaser is not in default under this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) below).

6.   BROKERAGE
     ---------

     Seller, pursuant to a separate written agreement (the "Broker Agreement"), is obligated to pay upon Closing (but not otherwise) a brokerage commission to CB Commercial Real Estate Group, Inc. ("Broker") for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of Broker related to Seller's agreement under the Broker Agreement to pay Broker a commission in connection with the purchase and sale of the Property, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Purchaser represents and warrants to Seller that Purchaser does not have any agreement with any broker or finder in connection with the Property. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than a claim by Broker against Seller of the type described in the first sentence of this Section 6, which claim Seller shall be obligated to indemnify Purchaser against in accordance with the preceding sentence) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The provisions of this Section 6 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

7.   DEFAULT AND REMEDIES
     --------------------

     A.   Seller Default.
          --------------

          (i) Notwithstanding anything to the contrary contained in this Agreement, if (1) Seller fails to perform in accordance with the terms of this Agreement in any material respect, (2) Purchaser is not otherwise in material default hereunder, and (3) the Closing does not occur, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (x) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except as provided in Section 7(A)(ii) below, or (y) upon notice to Seller not less than fifteen (15) days thereafter, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (x) above.

          (ii) In the event that Seller has, prior to Closing, sold, conveyed or encumbered the Property in violation of this Agreement and this Agreement has not theretofore been terminated in accordance with any provision of this Agreement and, as a result of such sale and conveyance, it is not possible that specific performance can occur, or in the event of an intentional, willful and bad faith material breach by Seller of the terms of this Agreement that is not cured within ten (10) days after written notice of such breach by Purchaser to Seller, and Purchaser is not otherwise in material default hereunder, Purchaser shall be entitled to terminate this Agreement and pursue a claim against Seller due to Seller's failure to perform in accordance with the terms of this Agreement as a result of such breach, such claim for damages to be for reimbursement of an amount equal to the lesser of (1) Purchaser's actual, out-of-pocket expenses incurred in connection with its proposed purchase of the Property as contemplated in this Agreement, and (2) Twenty Five Thousand Dollars ($25,000). In addition, in the event that Purchaser files suit to pursue such claim and Purchaser is the prevailing party after issuance of a final, non-appealable order of a court of competent jurisdiction, Purchaser shall be entitled to recover its reasonable costs and expenses incurred by Purchaser to file such suit.

     B. Purchaser Default. If (i) Purchaser fails to perform in accordance with the terms of this Agreement in any material respect, (ii) Seller is not in material default hereunder, and (iii) the Closing does not occur, the Earnest Money shall be retained by Seller as liquidated and agreed upon damages and as Seller's sole and exclusive remedy with respect thereto other than those rights that survive a termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement. PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT (1) THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO OCCUR DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES.


     PURCHASER INITIALS:                                     SELLER INITIALS:



     ___________________                                     ___________________


     C. Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement (including, without limitation, Section 10(P) below), have such rights and remedies as are available at law or in equity. The provisions of this Section 7 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

8.   CONDITIONS PRECEDENT
     --------------------

     A. Inspection Period. There presently exists that certain confidentiality agreement dated December 23, 1997, from Broker on behalf of EOPMC and Seller, on the one hand, and Prentiss

     Properties, Ltd. (for itself and as agent for Purchaser), on the other, as modified by that certain modification amendment dated May 4, 1998 and accepted by Purchaser on May 6, 1998 (collectively, the "Confidentiality Agreement"), a copy of which is attached hereto as EXHIBIT Q. Subject to
     Section 10(G) below and the provisions of the Confidentiality Agreement, Purchaser and/or its agents have had, the period between May 6, 1998 and the date of this Agreement within which to inspect the Property and conduct such non-invasive, non-intrusive tests, surveys and inspections as Purchaser deemed reasonably necessary or appropriate (the "Inspection Period"). During the period between the date of this Agreement and Closing, Purchaser shall have the right to continue to inspect and enter the Property, subject to Section 10(G) below and the provisions of the Confidentiality Agreement. Purchaser, by its execution of this Agreement, acknowledges that it had an opportunity during the Inspection Period to inspect the Property and all Disclosures (as defined in Section 10(H) below) and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser shall agrees that, except as specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition, subject to ordinary wear and tear and as more particularly provided in Section 10(H) below.

     B.   Estoppel Certificates.
          ---------------------

          (i) It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that Purchaser shall have received, at Closing, estoppel certificates (individually, an "Estoppel Certificate" and collectively, the "Estoppel Certificates") dated as of a date no more than forty-five (45) days prior to Closing, from tenants occupying not less than eighty percent (80%) of the net rentable square footage of space at the Property actually leased as of the end of the Inspection Period pursuant to valid and existing Leases, specifically including in such eighty percent (80%) Estoppel Certificates executed by ZS Associates, Inc., Sachs Group, Inc., and Cass Communications, Inc., such Estoppel Certificate to be in form and content as set forth herein. The Estoppel Certificates executed by tenants shall be substantially in the form of EXHIBIT G attached hereto (the "Form Tenant Estoppel Certificate") and must not disclose any matters that make the representatives of Seller in Section 9(A) untrue or incorrect in any material respect as of the effective date of such representations or as of the Closing Date or disclose a Tenant Inducement Obligation (as hereinafter defined) (each an "Estoppel Matter" and collectively "Estoppel Matters"), except that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B)(i) if: (1) it contains the qualification by the tenant of any statement as being to the best of its knowledge or as being subject to any similar qualification in the places where the phrase "to Tenant's knowledge" is in bold and bracketed on the attached EXHIBIT G, and/or (2) it contains any tenant objection to addressing or certifying the Estoppel Certificate to Purchaser's mortgage lender, if any and the Lease does not obligate the tenant to so certify to such mortgage lender, or is not addressed or certified to such mortgage lender and the Lease does not obligate the tenant to so certify to such mortgage lender, (3) it is in a form required by the applicable Tenant's Lease (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"), and/or
     (4) if it does not contain the base year or base year amount in item 8 of EXHIBIT G. In the event that an Estoppel Certificate discloses any Estoppel Matters, Seller shall have the right, but not the obligation to cure the Estoppel Matter and, in such event, extend the scheduled date for Closing hereunder for up to thirty (30) days to complete such cure. As used herein, the term "Tenant Inducement Obligation" shall mean any tenant improvement obligation or allowance, any rent abatement or other obligation of the landlord of a similar nature under the Leases that is to be given and/or fulfilled after Closing and such obligation: (w) was not set forth in the Leases as being required to be performed after Closing, (x) the Service Contracts, (y) EXHIBIT S, or (z) EXHIBIT T.

          (ii) In the event that Seller is unable to provide to Purchaser the Required Estoppel Certificates at Closing as provided above, Purchaser may either: (y) elect not to purchase the Property, in which event this Agreement shall be null and void, the Escrowee shall promptly return the Earnest Money to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, other than those rights and obligations which expressly survive termination of this Agreement and the rights and obligations under the Confidentiality Agreement; or (z) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Seller shall not be obligated to provide any additional Estoppel Certificates to Purchaser after Closing. The provisions of this Section 8(B)(ii) shall survive the Closing and delivery of the Deed.

          (iii) If any Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of Seller under the Lease in question and (1) the existence or the substance of such allegations or statements were contained in any written documentation provided to any of the Purchaser Knowledge Parties (as hereinafter defined) prior to the end of the Inspection Period, or (2) prior to the end of the Inspection Period any of the Purchaser Knowledge Parties otherwise obtained actual knowledge of facts revealing the substance of such statements or allegations, or (3) Purchaser elects that Closing occur notwithstanding the existence of such default or potential default, then such Estoppel Certificates shall be deemed acceptable for purposes of this Section 8(B), notwithstanding the existence of such allegations or statements and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information. The provisions of this Section 8(B)(iii) shall survive the Closing and delivery of the Deed. As used herein, "Purchaser Knowledge Parties" shall mean Tim Telling, Lawrence Krueger and Kevin Carroll.

     C. Accuracy of Seller's Representations. It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that each of Seller's representations set forth in Section 9(A) below shall be true and correct in all material respects as of Closing, as modified by any Inspection Period Disclosures (as defined in Section 9(B) below) prior to the end of the Inspection Period. In the event that Seller makes any Pre-Closing Disclosures (as defined in Section 9(B) below) to Purchaser or if the Closing Certification contains items making Seller's representations in
     Section 9(A) untrue or incorrect in any material respect as of the Closing Date and such items are not Inspection Period Disclosures, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before Closing. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations shall be deemed modified to conform them to the Inspection Period Disclosures and the Pre-Closing Disclosures. The provisions of this Section 8(C) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     D. Compliance by Seller. It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that Seller shall have materially performed each of its obligations hereunder.

     E. Compliance by Purchaser. It shall be a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement that Purchaser shall have materially performed each of its obligations hereunder.

     F. Board Approval. It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that the Investment Committee of Purchaser approve the transactions contemplated herein on or before 2:00 p.m. (Chicago, Illinois time) on the third (3rd) business day after the date of this Agreement. In the event that Seller does not receive written notice from Purchaser of the Board of Trustees' failure to approve the transactions, the condition precedent set forth in this Section 8(F) shall be deemed waived. In the event that Seller receives written notice from Purchaser of the Board of Trustees' failure to approve the transactions on or before 2:00 p.m. (Chicago, Illinois time) on the third (3rd) business day after the date of this Agreement, this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those that expressly survive a termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement.

9.   SELLER'S REPRESENTATIONS
     ------------------------

     A. Representations. Seller represents to Purchaser that, as of the date of this Agreement (or such other date, as applicable):

          (i) Organization; Authority. Seller is a general partnership, duly organized and in good standing under the laws of the State of Illinois. Seller has the power and authority under Seller's partnership agreement ("Seller's Organizational Documents") to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained in order to sell, transfer, convey and deliver the Property as aforesaid.

          (ii) No Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents.

          (iii) Condemnation. As of June 26, 1998, Seller has not received from any governmental authority any written notice of any pending condemnation or taking by eminent domain of the Property or any portion thereof.

          (iv) Litigation. Except as set forth on EXHIBIT H attached hereto, as of June 26, 1998, Seller is neither a party to any existing litigation with respect to the Property nor has it received formal written process of any litigation with respect to the Property which is still pending.

          (v) Rent Roll. Attached hereto as EXHIBIT N is a list (the "Rent Roll") setting forth the following information as of the date of this
     Agreement: (1) the name, to the Actual Knowledge of Seller, of each tenant under each of the Leases as of the date of this Agreement, (2) the Suite number(s) occupied (or to be occupied, with respect to those tenants who have not yet taken possession of the space demised under their Lease) by each such tenant, (3) the monthly Base Rent and estimated operating expense pass-throughs payable by each tenant with respect to the month of June, 1998, (4) to the Actual Knowledge of Seller, the approximate square footage demised under the particular tenant's Lease, (5) the amount of all unapplied Security Deposits held by Seller with respect to the Leases as of the date hereof, (6) the expiration dates of the current Lease terms, (7) the monthly storage rent payable by each tenant with respect to June, 1998, the (8) "base year" used to calculate Tenant Reimbursements payable by the tenant, and (9) any delinquent rent or other amounts owed by tenants as of June 15, 1998.

          (vi) Leases. Prior to the date hereof, Seller has delivered true and correct (to the Actual Knowledge of Seller) copies of the Leases to Purchaser.

          (vii) Violations of Law. To the Actual Knowledge of Seller, as of June 26, 1998, except as set forth on Exhibit I attached hereto, Seller has received no written notice from any governmental authority of any material violation of any, state or federal law, rule or regulation concerning the Property or any part thereof which has not been cured prior to the date of this Agreement.

          (viii) Service Contracts. To the Actual Knowledge of Seller, the list attached hereto as Exhibit C lists all of the Service Contracts, the vendor and/or payor under each Service Contract, a description of the service provided thereunder and, if such Service Contract is written, the date of the Service Contract. Prior to the date hereof, Seller has delivered true and correct (to the Actual Knowledge of Seller) copies of the Service Contracts to Purchaser.

          (ix)   Employees. Seller has no employees working at the Property.

          (x) Personal Property. Seller owns all of the Tangible Personal Property.

          (xi) Union Contracts. Except for the Union Contract, the New Global Union Contract and/or the new union contract, as applicable, the Property is not subject to any union or collective bargaining agreements that will be enforceable against the Property or any owner thereof after Closing.

          (xii) Lease Defaults. Except as set forth on EXHIBIT W attached hereto, as of June 26, 1998, Seller has received no written notice of a material default of Seller under any of the Leases which has not been cured prior to the date of this Agreement.

          When used in this Agreement, the term "Actual Knowledge of Seller" shall mean and be limited to the actual (and not imputed, implied or constructive) current actual knowledge of Alissa Schneider, Vice President-Dispositions of Equity Office Properties Trust, a Maryland real estate investment trust ("EOP") and Arvid Povilatis, Senior Vice President of EOP. Notwithstanding anything herein to the contrary, neither Alissa Schneider nor Arvid Povalitis shall (whether prior to or after Closing) have any personal liability or obligation whatsoever with respect to any matters set forth in this Agreement or with respect to any of Seller's representations herein being or becoming untrue, inaccurate or incomplete in any respect. Any knowledge or notice given to any of Seller's other agents, servants, representatives or employees shall not be imputed to Seller.

     B. Representations Remade. At Closing, Seller shall be deemed to remake and restate the representations set forth in Section 9(A) and as set forth in the Closing Certification except that the representations shall be updated: (i) by Seller delivering written notice to the Purchaser Knowledge Parties prior to Closing to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations contained in Section 9(A) untrue or incorrect in any material respect, (ii) to reflect any written information provided to the Purchaser Knowledge Parties prior to the expiration of the Inspection Period, (iii) to reflect any statements or allegations in Estoppel Certificates that a default or potential default exists on the part of Seller under the respective Leases in question not previously disclosed to Purchaser that would otherwise make any of Seller's representations in Section 9(A) or the Closing Certification untrue in any material respect, and (iv) to reflect the actual knowledge of any of the Purchaser Knowledge Parties, prior to the end of the Inspection Period, of facts inconsistent with or different from the representations set forth herein (items (i) and (iii) being collectively referred to herein as the "Pre-Closing Disclosures" and items (ii) and (iv) being collectively referred to herein as the "Inspection Period Disclosures").

     C. Survival. The representations of Seller set forth in Section 9(A), subject to modifications thereto as provided in Section 9(B), shall survive the Closing and the delivery of the Deed for a period terminating on the two hundred seventieth day (270th) after the Closing Date. In addition, the certification of Seller set forth in the Updated Rent Roll shall, subject to Section 8(B) above, survive the Closing and delivery of the Deed for a period terminating on the two hundred seventieth day (270th) after the Closing Date. Notice of any claim as to a breach of any such representations must be made to Seller prior to 5:00 p.m. (Chicago, Illinois time) on the two hundred seventieth day (270th) after the Closing Date or it shall be deemed a waiver of the right to assert such claim.

     D. Defaults by tenants under Leases and vendors under Service Contracts. Seller does not represent that any particular Service Contract will be in force or effect as of the Closing or that tenants under Leases or the parties to the Service Contracts will not be in default under their respective Leases or Service Contracts, and neither the existence of any default by any tenant under its Lease nor the default of any party under any Service Contract shall affect the obligations of Purchaser hereunder; provided, however, the foregoing shall not affect the conditions contained in Sections 8(B) or 8(C) above. The provisions of this Section 9(D) shall survive the Closing and delivery of the Deed.

     E. Estoppel Certificates supersede representations. In the event that an Estoppel Certificate is received from a tenant (before or after Closing) which confirms the accuracy of the representations made in Section 9(A) (as modified as provided in Section 9(B)) or the certification set forth in the Updated Rent Roll, then the representations in Section 9(A) and the certification in the Updated Rent Roll with respect to the corresponding Lease (as modified as provided in Section 9(B)) shall be deemed to be superseded by such Estoppel Certificate (and, in such event, Seller shall no longer have any liability hereunder with respect to the portion of the representation superseded). The provisions of this Section 9(E) shall survive the Closing and delivery of the Deed.

10.  MISCELLANEOUS
     -------------

     A. Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser further acknowledges that, except as expressly provided in this Agreement or in any documents executed in connection with the Closing (the "Closing Documents"), neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property. The provisions of this Section 10(A) shall survive the Closing and delivery of the Deed.

     B. No Assignment. Except for an assignment to a Permitted Assignee (as hereinafter defined) or as permitted under Section 10(AA) below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. For purposes of this

     Agreement, the term "Permitted Assignee" shall be defined to mean a partnership, corporation or limited liability company owned or controlled by Purchaser. Upon an assignment to a Permitted Assignee such Permitted Assignee shall execute and deliver an agreement to Seller in which such Permitted Assignee assumes all of the obligations of Purchaser under this Agreement. Upon an assignment of this Agreement to a Permitted Assignee:
     (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the "Purchaser" shall be deemed to include such Permitted Assignee. Any time after the two hundred seventieth (270th) day after the Closing Date, Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns. The provisions of this Section 10(B) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     C. Amendments. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

     D.   Time of the Essence.  Time is of the essence of this Agreement.

     E. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois. The provisions of this
     Section 10(E) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     F. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by overnight courier (such as Federal Express), or
     (iv) by facsimile transmission (with a copy sent via (i), (ii) or (iii)), addressed as follows):

               1.   If to Seller:

                    c/o Equity Office Properties Management Corp.
                    Two North Riverside Plaza
                    Suite 2200
                    Chicago, Illinois 60606
                    Telephone: (312) 466-3595
                    Facsimile: (312) 559-5051

                    Attention: Alissa Schneider

                    With a copy to:

                    Rosenberg & Liebentritt, P.C.
                    Suite 1600
                    Two North Riverside Plaza
                    Chicago, Illinois 60606
                    Telephone: (312) 466-3483
                    Facsimile: (312) 454-0335

                    Attention: Steven E. Ehrlich


               2.   If to Purchaser:

                    Prentiss Properties Acquisition Partners, L.P. 9950 West Lawrence Avenue
                    Suite 105
                    Schiller Park, Illinois 60176
                    Telephone: (847) 678-7966
                    Facsimile: (847) 678-8032

                    Attention: Lawrence J. Krueger



                    With a copy to:

                    Rudnick & Wolfe
                    203 North LaSalle Street
                    Chicago, Illinois 60601
                    Telephone: (312) 368-2178
                    Facsimile: (312) 236-7516

                    Attention: Peter Ross


     All notices given in accordance with the terms hereof shall be deemed received (1) when delivered, if personally delivered, (2) forty-eight (48) hours after posting, if sent by certified mail, return receipt requested, postage prepaid, (3) the next business day after deposit with the courier company, if sent by overnight courier, and (4) on the day sent, if sent by facsimile transmission prior to the close of the recipient's business day. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

     G. Inspections. Purchaser's right of inspection pursuant to Section 8(A) above shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Purchaser may contact tenants directly; provided that Purchaser shall notify Seller forty-eight (48) hours prior to any such contact so that Seller may have a representative present during such contact. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights of inspection as provided for in Section 8(A) above and this Section 10(G). Except upon the written request of Seller pursuant to Section 10(K) below, Purchaser shall not deliver to Seller copies of any of the studies, reports, surveys or other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees, agents, representatives or contractors. The provisions of this
Section 10(G) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

H. As-Is Condition. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY AND EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT TO USE, ORDINARY WEAR AND TEAR, NATURAL DETERIORATION AND SUCH OTHER MATTERS AS ARE PERMITTED BY THIS AGREEMENT. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS, INCLUDING, WITHOUT LIMITATION, THE ITEMS SET FORTH IN EXHIBIT P ATTACHED HERETO (COLLECTIVELY, THE "DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS OR AGENTS BY SELLER, ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVES, CONCERNING THE PROPERTY SHALL NOT BE REPRESENTATION OR WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, NEITHER SELLER NOR ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVE HAS MADE, AND NONE OF THEM MAKES AND EACH SPECIFICALLY DISCLAIMS ANY STATEMENTS, REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME HERETOFORE DERIVED OR TO BE DERIVED FROM THE PROPERTY,
(C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

     PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM OR CONTRIBUTION, INDEMNITY OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ASSIGNS (A) UNDER ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED;
(B) WITH RESPECT TO, IN CONNECTION WITH OR RESULTING FROM ANY DISCHARGE, DISPOSAL, RELEASE OR ESCAPE OF ANY CHEMICAL, OR ANY HAZARDOUS OR TOXIC MATERIAL WHATSOEVER, ON, AT, TO OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS OR OTHER CONDITIONS WHATSOEVER ON, UNDER OR IN THE VICINITY OF THE PROPERTY.

     THE PROVISIONS OF THIS SECTION 10(H) SHALL SURVIVE THE CLOSING AND DELIVERY OF THE DEED OR SOONER TERMINATION OF THIS AGREEMENT.

I. Waiver of Jury Trial. In any lawsuit or other proceeding under or with respect to this Agreement, Purchaser and Seller waive any rights they may have to trial by jury. The provisions of this Section 10(I) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

J. Confidentiality; Press Release. Purchaser acknowledges that all information with respect to the Property obtained or developed by Purchaser, or furnished or to be furnished to Purchaser is, has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, prior to Closing, Purchaser shall, and shall cause its directors, officers and other personnel and representatives to, hold in strict confidence, and not disclose to any other party without the prior written consent of Seller:
(i) any of the information with respect to the Property delivered to Purchaser by Seller or any of its agents, representatives or employees, or (ii) the existence of this Agreement or any term or condition hereof, or (iii) the results of any inspections or studies undertaken in connection herewith or any other information obtained or developed by Purchaser. In addition, prior to Closing, neither Purchaser nor Purchaser's directors, officers and other personnel and representatives shall solicit offers to purchase the Property to any other party without the prior written consent of Seller. Notwithstanding the above, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as investors, lenders, engineers, attorneys, prospective management companies, environmental consultants, accountants and tax advisors and Focus Development [as to matters pertinent to a sale of a portion of the Property to Focus Development after Closing]) and as required by law. Purchaser shall, with respect to any parties to whom the existence of this Agreement or any information with respect to the Property is disclosed, notify such parties of the existence of the Confidentiality Agreement and its applicability to any such information provided to any such parties. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall, upon written request by Seller, promptly return to Seller all copies of all such information without retaining any copy thereof or extract therefrom. In the event that the Closing occurs, both Seller and Purchaser shall only issue press releases with respect to the transaction in forms reasonably acceptable to both parties. Purchaser's and Seller's obligations under this Section 10(J) shall survive any termination of this Agreement. Purchaser's obligations under this

Section 10(J) shall terminate and be of no further force and effect if the Closing occurs hereunder.

K. Reports. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's written request, assign and transfer to Seller, without representation, warranty or recourse, all of its right, title and interest in and to any and all third-party studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing. The provisions of this Section 10(K) shall survive any termination of this Agreement.

L.   New Leases.  Seller and Purchaser further agree as follows:
     ----------

          1. From and after the date of this Agreement through the Closing, Seller has delivered or shall deliver, as applicable, to Purchaser for review (a "New Lease Notice") a copy of any proposed New Lease, together with a schedule of any tenant improvement costs and/or allowances and leasing commissions payable in connection therewith and, to the extent obtained from a prospective new tenant, such tenant's financial information. Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of any New Lease by responding in writing to Seller's New Lease Notice within five (5) business days after Purchaser's receipt of the New Lease Notice. If Purchaser fails to approve or disapprove of such New Lease within such five (5) business day period, Purchaser shall be deemed to have conclusively approved of such New Lease. In the event that Purchaser reasonably disapproves of such New Lease within such five (5) business day period, Seller shall not enter into such New Lease.

          2. All tenant improvement costs and/or allowances and leasing commissions relating to New Leases entered into by Seller between the date of this Agreement and prior to Closing which Purchaser approves (or is deemed to approve) in accordance with Section 10(L)(1) above, shall be prorated in accordance with Section 4(C)(i)(c) above.

M. Reporting Person. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

N. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

O. No Recording. Neither this Agreement nor a memorandum thereof shall be recorded against the Property.

P.  Limitation of Liability.
    -----------------------

               1. Purchaser acknowledges and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Agreement and the transactions contemplated herein shall only be recoverable against Seller in an amount not in excess of Five Hundred Thousand ($500,000.00).

               2. In order to secure the obligations and liabilities of Seller under this Agreement that survive Closing, (collectively, "Seller's Surviving Obligations"), at Closing, Seller shall deposit Five Hundred Thousand Dollars ($500,000.00) of the proceeds of the purchase and sale transaction (the "Holdback Funds") with the closing escrowee.
          All interest accrued on the Holdback Funds shall accrue to the benefit of and be paid to Seller. Holdback Funds shall be invested as Seller directs.

               3. If Purchaser incurs any single loss, damage, cost or expense (including attorneys' fees) for any matter in excess of Twenty Five Thousand Dollars ($25,000.00) or any group of losses, damages, costs or expenses (including attorneys' fees) aggregating in excess of Twenty Five Thousand Dollars ($25,000.00) Purchaser believes is covered under Seller's Surviving Obligations (a "Claim"), and desires to seek recovery from Seller, Purchaser shall give Seller written notice thereof (a "Claim Notice") describing the Claim in reasonable detail. The Claim Notice shall, if applicable, be accompanied by appropriate documentation (including by way of illustration, but not of limitation, receipted bills or canceled checks). If the Claim Notice states a Claim for a specified amount of money, the Claim Notice shall also be accompanied by appropriate documentation thereof (including by way of illustration, but not of limitation, estimates by independent and reputable vendors, contractors, engineers or architects or other responsible estimators unaffiliated with Purchaser, third party invoices, receipted bills or canceled checks).

               4. Seller and Purchaser, acting reasonably and in good faith, shall attempt to amicably resolve each Claim within thirty (30) days after its Claim Notice becomes effective. If such amicable resolution results in an agreed amount payable to Purchaser, Seller and Purchaser shall deliver a joint written instruction to the closing escrowee to pay the agreed-upon amount to Purchaser out of the Holdback Funds. If such Claim is not amicably resolved, then Purchaser shall give Seller written notice of its election to litigate the Claim at least five (5) business days prior to commencing such litigation and, after the expiration of such five (5) business day period, may proceed to litigate the Claim, and if Purchaser obtains Final Judgment in its favor with respect to the Claim, the closing escrowee shall, upon receipt of a copy of the Final Judgment certified by the clerk of the court issuing such Final Judgment, disburse the appropriate amount out of the Holdback Funds. As used herein, "Final Judgment" means a final judgment or verdict rendered by a court of competent jurisdiction, after all appeals (or expiration of all appeal periods, if no appeal is taken).

               5. If no Claim is made before the two hundred seventieth (270th) day after the Closing Date, then the Holdback Funds may thereafter be distributed to Seller.

               6. If any Claim Notice is given before the two hundred seventieth (270th) day after the Closing Date (collectively, "Eligible Claim[s]") the closing escrowee shall not distribute an aggregate amount of Holdback Funds in the amount of 150% of such Claims (but in no event more than $500,000 in the aggregate), and retain such amount until such time as (i) Purchaser and Seller jointly agree upon disposition of such funds and deliver a joint written direction to the closing escrowee instructing the closing escrowee as to the distribution of such funds or (ii) a Final Judgment is entered with respect to such funds. Any balance may be distributed by Seller as of the two hundred seventieth (270th) day after the Closing Date.

               7. Promptly after Purchaser and Seller jointly agree upon disposition of such funds or Final Judgment with respect to all Eligible Claims has been entered, the closing escrowee shall pay the appropriate amount(s) to Purchaser, and may distribute the balance of the Holdback Funds, if any, and this holdback arrangement under this
          Section 10(P) shall thereupon terminate. Purchaser shall pay all costs for the escrow, if any.

               8. At Closing, Seller, Purchaser and the closing escrowee shall enter into an agreement with respect to the arrangement with respect to the arrangements described in this Section 10(P). Such agreement shall be referred to herein as the "Post-Closing Escrow Agreement".

     Q. Conflict. In the event of a conflict between the terms and provisions of the Confidentiality Agreement and this Agreement, the terms and provisions of this Agreement shall control.

     R. No survival unless specifically provided. Except as specifically provided for in this Agreement, the rights, obligations, representations, warranties, covenants and agreements of the parties set forth in this Agreement shall not survive the Closing or any termination of this Agreement.

     S. No third-party beneficiaries. Except as specifically provided herein, no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

     T. Letter of Intent. Effective as of the date of this Agreement, the Letter of Intent is terminated and of no further force and effect.

     U. Potential Mechanic's Liens related to Tenant Buildout. Should the timing and/or scope of work to be performed by the lessor under Leases and/or New Leases require Seller to enter into contracts with contractors or other parties during the period between expiration of the Inspection Period and Closing in order to comply with the lessor's obligations under such Leases and/or New Leases and the work performed under such contracts will not be completed prior to Closing, Seller shall submit the proposed contract with such contractor or other parties to Purchaser for its approval. Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of such contract. If Purchaser fails to approve or disapprove of such contract within five (5) business days after its receipt of same, Purchaser shall be deemed to have conclusively approved of such contract. In the event Purchaser reasonably disapproves of such contract within such five (5) business day period, Seller shall not enter into such contract. If a contract approved under this Section 10(U) requires that Seller pay any amounts under such contract prior to Closing, Seller shall pay such amounts (and such amounts shall be prorated between Purchaser and Seller as provided in Sections 4(C)(i)(c) and 4(C)(i)(d) above). At Closing, Purchaser shall assume the obligations of Seller under all contracts approved under this Section 10(U) and all Service Contracts with respect to construction, including the obligation for payment of all amounts owed under such contracts and Service Contracts after Closing. If any such approved contract(s) and/or Service Contracts result in work for which the provider or subcontractor thereunder may obtain a lien against the Property if such work is not paid for and Purchaser is obligated to pay for such work as provided in the preceding sentence, then the "Permitted Exceptions" shall be deemed to include any potential liens and related notices of commencement as a result thereof. The provisions of this Section 10(U) shall survive the Closing and delivery of the Deed.

     V. Trustee Exculpation. This Agreement is executed by the undersigned Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and invested in it as trustee under the Trust. It is expressly understood and agreed by all parties to this Agreement that all the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee are undertaken by the Trustee solely in the Trustee's capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against such Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this Agreement.

     W. Use of "Seller". The term "Seller" as used herein shall be construed to refer only to Trust or Beneficiary, as the case may be, if the context in which such term is used requires such construction.

     X. Operation of Property. Seller hereby covenants and agrees with Purchaser that:

               1. Between the date of this Agreement and the Closing Date and except as permitted under Section 10(U) above or under Section 10(Z) below, Seller shall not enter into any new Service Contracts, or cancel, materially modify or renew any existing Service Contracts, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, unless such new Service Contracts are cancelable by Seller prior to Closing without penalty to Purchaser. If Purchaser fails to respond to such a request for consent within five
         (5) business days after receipt of the request, such consent shall be deemed given.

               2. Between the date of this Agreement and the Closing Date, Seller shall maintain the liability and casualty insurance coverage with respect to the Property in effect as of the date of this Agreement.

               3. Between the date of this Agreement and the Closing Date, Seller shall operate the Property in the normal course of Seller's business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted and subject to
         Section 5 above. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital improvements to the Property or expend, in the aggregate, in excess of $25,000 for repairs (the extent and scope of which shall be determined by Seller in its reasonable discretion).

               4. Between the date of this Agreement and the Closing Date and except as required by law or by any of the Permitted Exceptions or as otherwise permitted under this Agreement, Seller shall not become party to agreements granting an easement, right-of-way of license on, under or about the Property or for the use of the Property, and Seller shall not become party to any agreements granting easements, rights-of-way or licenses in favor of the Property or otherwise encumber, or grant interests in, the Property.

     Y. Audit Letter. At Purchaser's request at any time from and after the date hereof until the date that is four (4) months after the Closing Date, Seller shall, at Purchaser's expense, provide to Purchaser's designated independent auditor reasonable access to the books and records of the Property, regarding the period for which Purchaser is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, but only to the extent that such books, records and related information are in Seller's possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide such auditor a representation letter regarding the books and records of the Property at the time of such audit and after Seller's receipt and approval of a final draft of the auditor's financial statements and proposed opinion, in substantially the form of EXHIBIT X attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards (but shall not thereby be deemed to have made any representation or warranty to Purchaser or to any other third party).

     Z. Union Employees; Union Contract. The Service Contracts include a collective bargaining agreement with the International Union of Operating Engineers of Chicago, Illinois and Vicinity Local No. 399 (the "Union") for the period June 1, 1996 through May 31, 1998 (the "Union Contract"). The Union Contract's term has expired as of the date hereof and a new collective bargaining agreement (the "New Global Union Contract") has not yet been executed by the Union and BOMA and may not be executed prior to Closing. In the event that the New Global Union Contract is executed after the date hereof and the Union provides Seller with a new union contract for the Property prior to Closing, Seller shall be permitted to enter into such new union contract provided it covers only the Building and is consistent with the New Global Union Contract. In the event the new union contract covers other portions of the Real Property in addition to the Building and Seller nevertheless executes the new union contract, such execution by Seller shall not be a default by Seller hereunder and Purchaser's only remedy in connection with such execution by Seller shall be to terminate this Agreement. Such termination must occur upon the earlier of two (2) business days after Purchaser's receipt of written notice of such execution and Closing. In the event that Purchaser does not elect to so terminate within the time period provided for in the preceding sentence, this Agreement shall continue in full force and effect and Seller shall not have any liability to Purchaser in connection with its execution of the new union contract. Prior to Closing, Seller and EOPMC intend to continue to act with respect to the Union and any employee at the Property subject to the Union Contract pursuant to the terms of the Union Contract, in the same manner and to the same extent as in the past or, if a New Global Union Contract or a new union contract is entered into by Seller, pursuant to such New Global Union Contract or new union contract, as applicable. At Closing, Purchaser's assumption of the Service Contracts pursuant to the Service Contract Assumption shall include the Union Contract or, in the event the new union contract has been executed, the new union contract. In order to assure compliance with the Union Contract, the New Global Union Contract and/or the new union contract, Purchaser covenants and agrees, upon Closing, to comply with all of the foregoing contracts, including hiring any employee required to be employed pursuant to such contracts on the terms and conditions required by such contracts. The terms and provisions of this Section 10 (Z) shall survive Closing and the delivery of the Deed or sooner termination of this Agreement.

     AA. Section 1031 Exchange. Purchaser may consummate the purchase of the Property as part of a so-called like-kind exchange (the "Exchange") pursuant to (S)1031 of the Internal Revenue Code of 1986, as amended (the "Code"), but only so long as: (i) the Closing is not delayed or affected by reason of the Exchange, it being agreed that the consummation or accomplishment of the Exchange is not a condition precedent or condition subsequent to any party's obligations under this Agreement; (ii) the Purchaser effects the Exchange through an assignment of Purchaser's rights (but not obligations) under this Agreement to a qualified intermediary, it being agreed that Seller is not required to take an assignment of the purchase agreement for the relinquished property and is not required to acquire or hold title to any real property or other property for purposes of consummating the Exchange; and (iii) the Purchaser pays any additional costs that would not otherwise have been incurred by either party had the Purchaser not consummated its purchase through the Exchange. The assignment of its rights under this Agreement by Purchaser to the qualified intermediary will not affect or diminish any obligations of Purchaser hereunder. Furthermore, the Seller shall not by this agreement or acquiescence to the Exchange: (1) have its rights under this Agreement affected or diminished in any manner; or (2) be responsible for compliance with or be deemed to have warranted to the Purchaser that the Exchange in fact complies with (S) 1031 of the Code. Purchaser agrees to indemnify, defend and hold Seller harmless of, from and against any and all losses, costs, liabilities, expenses, suits, claims, demands and the like arising from, in connection with or with respect to the Exchange. The provisions of this Section 10(AA) shall survive Closing and the delivery of the Deed or sooner termination of the Agreement.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

                             TRUST:

                             AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                             CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09

                             By:____________________________________________
                             Name:__________________________________________
                             Its:___________________________________________


                             BENEFICIARY:

                             1800 SHERMAN ASSOCIATES, an Illinois general partnership

                             By: First Capital Income and Growth Fund-Series
                                 XII, an Illinois limited partnership, a general partner

                                 By: First Capital Financial Corporation, a
                                     Florida corporation, its general partner

                                 By:_______________________________________
                                 Name:_____________________________________
                                 Its:______________________________________

                             By: First Capital Growth Fund-XIV, a Real Estate
                                 Limited Partnership, an Illinois limited
                                 partnership, a general partner

                                 By: First Capital Fund-XIV, Inc., an Illinois
                                     corporation, its general partner

                                 By:_______________________________________
                                 Name:_____________________________________
                                 Its:______________________________________

                         PURCHASER:

                         PRENTISS PROPERTIES ACQUISITON PARTNERS, L.P., a Delaware limited partnership

                         By: Prentiss Properties I, Inc., a Delaware
                             corporation, its general partner


                             By:______________________________________
                             Print Name:______________________________
                             Its:_____________________________________

                               LIST OF EXHIBITS
                               ----------------

                         A - Legal Description
                         B - Permitted Exceptions
                         C - Service Contracts
                         D - Joint Order Escrow Agreement
                         E - Assignment and Assumption of Leases
                             and Security Deposits
                         F - Assignment and Assumption of Service Contracts
                         G - Form Tenant Estoppel Certificate
                         H - List of Litigation
                         I - Violations of Law
                         J - Bill of Sale
                         K - Tangible Personal Property
                         L - Notice Letter to Tenants
                         M - Notice Letter to Vendors
                         N - Rent Roll
                         O - OSHA Letter
                         P - Environmental Reports
                         Q - Confidentiality Agreement
                         R - Quit Claim Assignment of Permits and General
                             Intangibles
                         S - T.I and Commissions - New Leases Approved Prior to
                             Date of Agreement
                         T - T.I. and Commissions - Existing Leases
                         U - Settlement of Assessed Values - Applicable Tax
                             and/or Calendar Years
                         V - Survey Certification
                         W - Lease Defaults - Seller
                         X - Audit Letter
                         Y - 1998 Tax Appeal Submissions

                                   EXHIBIT A
                               LEGAL DESCRIPTION
                               -----------------


LOT 1 IN PLAT OF CONSOLIDATION RECORDED AUGUST 20, 1984 AS DOCUMENT NO. 27219845 OF PART OF BLOCK 8 IN THE VILLAGE OF EVANSTON, A SUBDIVISION OF PART OF SECTION 13, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, AND OF SECTIONS 7, 18, 19, TOWNSHIP 41 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS

                                   EXHIBIT B
                             PERMITTED EXCEPTIONS
                             --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2. General and special taxes and assessments for the years 1997, 1998 and subsequent years not yet delinquent.

3.   Rights of tenants as tenants only under the Leases.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5. The land lies within the boundaries of a special service area as disclosed by ordinance recorded as Document 95439436, and is subject to additional taxes under the terms of said ordinance and subsequent related ordinances.

6. Grant of easement made by the City of Evanston to Commonwealth Edison for public utility purposes over that part of the land described as Exhibit "A" of said grant by document recorded as No. 85128528.

                                   EXHIBIT C
                               SERVICE CONTRACTS
                               -----------------


-----------------------------------------------------------------------------------------------------------
                                            OPERATING CONTRACTS
-----------------------------------------------------------------------------------------------------------
                VENDOR NAME                                                TYPE OF SERVICE
-----------------------------------------------------------------------------------------------------------
Lakeside Building Maintenance                              Cleaning & Dayporter services (2 contracts)
-----------------------------------------------------------------------------------------------------------
Rentokil, Inc.                                             Interior plant maintenance
-----------------------------------------------------------------------------------------------------------
The Brickman Group, L.T.D.                                 Landscaping & Irrigation (2 contracts)
-----------------------------------------------------------------------------------------------------------
Illinois Recycling Services, Inc.                          Recycling services
-----------------------------------------------------------------------------------------------------------
Admiral Security Services, Inc.                            Security
-----------------------------------------------------------------------------------------------------------
A. W. Zengler Uniform Rental                               Uniform rental
-----------------------------------------------------------------------------------------------------------
Program Professional Services, Inc.                        Window cleaning
-----------------------------------------------------------------------------------------------------------
Otis Elevator Company                                      Elevator contract
-----------------------------------------------------------------------------------------------------------
Smithereen Exterminating Company                           Pest control
-----------------------------------------------------------------------------------------------------------
BFI Waste Systems                                          Rubbish collections
-----------------------------------------------------------------------------------------------------------
Advent Systems, Inc.                                       Security system
-----------------------------------------------------------------------------------------------------------
HOH Chemicals, Inc.                                        Water treatment
-----------------------------------------------------------------------------------------------------------
ERG Industries                                             Snow plowing
-----------------------------------------------------------------------------------------------------------
International Union of Operating Engineers of Chicago,     Collective Bargaining Agreement
 Illinois and Vicinity Local No. 399
-----------------------------------------------------------------------------------------------------------
Thomas A. Tully & Associates                               Tax consultant
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
TENANT NAME                                                                BROKER AGREEMENT
-----------------------------------------------------------------------------------------------------------
Keith Block M.D. (Ste 390)                                 Draper & Kramer (no separate agreement exists;
                                                           obligations to Draper & Kramer arise under
                                                           Tenant's Lease)
-----------------------------------------------------------------------------------------------------------
Disciplined Investment Advisors, Inc.                      Equis
-----------------------------------------------------------------------------------------------------------
Evanston Medical Specialists Foundation                    Baird & Warner
-----------------------------------------------------------------------------------------------------------
Federal Express Corporation                                Mesirow Stein
-----------------------------------------------------------------------------------------------------------
JH Ferguson & Associates                                   Real Source
-----------------------------------------------------------------------------------------------------------
Sachs Group, Inc.                                          Julien Studley, Inc.
-----------------------------------------------------------------------------------------------------------
St. Francis Hospital Corporation (Ste 106 & 108)           CB Commercial
-----------------------------------------------------------------------------------------------------------
Systat, Inc.                                               Julien Studley
-----------------------------------------------------------------------------------------------------------
ZS Associates, Inc.                                        BKB Commercial
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                            REVENUE AGREEMENTS
-----------------------------------------------------------------------------------------------------------
                      LICENSEE                                             TYPE OF SERVICE
-----------------------------------------------------------------------------------------------------------
United Parcel Service, Inc.                                Drop box
-----------------------------------------------------------------------------------------------------------
Paging Network of Illinois, Inc.                           Antenna Site License agreement
-----------------------------------------------------------------------------------------------------------
Ameritech                                                  Pay phones (2 contracts)
-----------------------------------------------------------------------------------------------------------

                                   EXHIBIT D
                         JOINT ORDER ESCROW AGREEMENT
                         ----------------------------


Exhibit D follows this page.

                                   EXHIBIT E

                           ASSIGNMENT AND ASSUMPTION
                        OF LEASES AND SECURITY DEPOSITS
                        -------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the ______________ day of __________, 1998, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE ("Trustee") UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09 (the "Trust"), 1800 SHERMAN ASSOCIATES, an Illinois general partnership ("Beneficiary"; Trust and Beneficiary are collectively referred to herein as "Assignor"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ______________________, a __________ ("Assignee"), with an office at
_____________________.

     1. Property. The "Property" shall mean the real property located in the City of Evanston, County of Cook, State of Illinois, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "1800 Sherman".

     2. Leases. The "Leases" shall mean all leases affecting the Property, or any part thereof, which leases are listed on EXHIBIT B attached hereto. "Lease" shall mean any one of the Leases.

     3. Security Deposits. "Security Deposits" shall mean all unapplied security deposits held by Assignor that are set forth on EXHIBIT C attached hereto for which Purchaser received a credit on the Closing Statement (as defined in the Contract) or evidenced by a letter of credit assigned to Purchaser at Closing.

     4. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______________, 1998 by and between Assignor, as Seller, and ____________________, as Purchaser, for the purchase and sale of the Property.

     5. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits as applicable to the period from and after the date hereof.

     6. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Leases accruing with respect to the period from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits and the interest on the Security Deposits if, when and as required by the Leases or otherwise by law (the "Security Deposit Interest"). In addition, Assignee agrees to pay (i) in accordance with Section 4(C)(i)(c) of the Contract, the brokerage fees, brokerage or leasing commissions and tenant improvements costs and/or allowances payable in connection with the New Leases (as defined in the Contract) set forth on EXHIBIT D attached hereto or as otherwise described on EXHIBIT D attached hereto; and (ii) in accordance with
Section 4(C)(i)(d) of the Contract, all brokerage fees, leasing commissions, tenant improvement costs and/or allowances payable in connection with the Leases set forth on EXHIBIT E attached hereto or as otherwise described on EXHIBIT E attached hereto not paid as of the date hereof. The matters assumed by Assignee under this Section 6 are collectively referred to herein as the "Assumed Obligations".

     7. Indemnification by Assignee. Assignee hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignor harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonably attorneys' fees, arising out of, in connection with or accruing under or with respect to the Assumed Obligations.

     8. Indemnification by Assignor. Assignor hereby unconditionally, absolutely and irrevocably agrees, during the one hundred eighty (180) day period after the date of this Assignment (the "Indemnification Period"), to indemnify and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of, in connection with or accruing under the Leases with respect to the period prior to the date of this Assignment except to the extent same are included in the Assumed Obligations (individually, an "Indemnified Matter", and collectively, the "Indemnified Matters"). The Indemnified Matters shall not include, and Assignor shall not be liable in any way to Assignee, any tenant or any other party in connection with or with respect to, any statement, allegation or matter: (i) disclosed in any Estoppel Certificate (as defined in the Contract), or (ii) the existence or the substance of which were contained in any of the Pre-Closing Disclosures or the Inspection Period Disclosures (as such terms are defined in the Contract).

     9. Enforcement. If Assignor or Assignee must resort to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     10. Third Parties. Except as set forth in Section 12 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     11. Limited Liability. By accepting this Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment (including, without limitation, any Indemnified Matter) shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     12. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     13. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     14. Trustee Exculpation. This Assignment is executed by the undersigned Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and invested in it as trustee under the Trust. It is expressly understood and agreed by all parties to this Assignment that all the warranties, indemnities, representations, covenants, undertakings and Assignments herein made on the part of the Trustee are undertaken by the Trustee solely in the Trustee's capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against such Trustee on account of any warranty, indemnity, representation, covenant, undertaking or Assignment of the Trustee in this Assignment.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

 [signature page attached to Assignment and Assumption of Leases and Security
                                   Deposits]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                             TRUST:

                             AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                             CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09

                             By:_____________________________________________
                             Name:___________________________________________
                             Its:____________________________________________


                             BENEFICIARY:

                             1800 SHERMAN ASSOCIATES, an Illinois general partnership

                             By: First Capital Income and Growth Fund-Series
                                 XII, an Illinois limited partnership, a general partner

                                 By: First Capital Financial Corporation, a
                                     Florida corporation, its general partner

                                     By:_____________________________________
                                     Name:___________________________________
                                     Its:____________________________________

                             By: First Capital Growth Fund-XIV, a Real Estate
                                 Limited Partnership, an Illinois limited
                                 partnership, a general partner

                                 By: First Capital Fund-XIV, Inc., an Illinois
                                     corporation, its general partner

                                     By:_____________________________________
                                     Name:___________________________________
                                     Its:____________________________________

                         ASSIGNEE:

                         PRENTISS PROPERTIES ACQUISITON PARTNERS, L.P., a Delaware limited partnership

                         By: Prentiss Properties I, Inc., a Delaware
                             corporation, its general partner


                             By:____________________________________________
                             Print Name:____________________________________
                             Its:___________________________________________


                                   EXHIBITS
                                   --------


                           A - Legal Description of the Property
                           B - List of Leases
                           C - Security Deposits
                           D - T.I. and Commissions - New Leases
                           E - T.I. and Commissions - Existing Leases

                                   EXHIBIT F
                ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
                ----------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this "Assignment") is entered into as of the ____ day of __________, 1998 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE ("Trustee") UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09 (the "Trust"), 1800 SHERMAN ASSOCIATES, an Illinois general partnership ("Beneficiary"; Trust and Beneficiary are collectively referred to herein as "Assignor"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ________________, a __________ ("Assignee"), with an office at ________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Evanston, County of Cook, State of Illinois, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "1800 Sherman".

     2. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______________, 1998 by and between Assignor, as Seller, and _________________, as Purchaser, for the purchase and sale of the Property.

     3. Service Contracts. "Service Contracts" shall mean the service contracts entered into with respect to the ownership and operation of the Property that are listed on EXHIBIT B attached to this Assignment.

     4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Service Contracts as applicable to the period from and after the date hereof.

     5. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Service Contracts accruing with respect to the period from and after the date hereof.

     6. Enforcement. If Assignor or Assignee must resort to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7. Third Parties. Except as set forth in Section 10 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     9. Limited Liability. By accepting this Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     10. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     12. Trustee Exculpation. This Assignment is executed by the undersigned Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and invested in it as trustee under the Trust. It is expressly understood and agreed by all parties to this Assignment that all the warranties, indemnities, representations, covenants, undertakings and Assignments herein made on the part of the Trustee are undertaken by the Trustee solely in the Trustee's capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against such Trustee on account of any warranty, indemnity, representation, covenant, undertaking or Assignment of the Trustee in this Assignment.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

  [signature page attached to Assignment and Assumption of Service Contracts]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                             TRUST:

                             AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                             CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09

                             By:______________________________________________
                             Name:____________________________________________
                             Its:_____________________________________________


                             BENEFICIARY:

                             1800 SHERMAN ASSOCIATES, an Illinois general partnership

                             By: First Capital Income and Growth Fund-Series
                                 XII, an Illinois limited partnership, a general partner

                                 By: First Capital Financial Corporation, a
                                     Florida corporation, its general partner

                                     By:______________________________________
                                     Name:____________________________________
                                     Its:_____________________________________

                             By: First Capital Growth Fund-XIV, a Real Estate
                                 Limited Partnership, an Illinois limited
                                 partnership, a general partner

                                 By: First Capital Fund-XIV, Inc., an Illinois
                                     corporation, its general partner

                                     By:______________________________________
                                     Name:____________________________________
                                     Its:_____________________________________

                         ASSIGNEE:

                         PRENTISS PROPERTIES ACQUISITON PARTNERS, L.P., a Delaware limited partnership

                         By: Prentiss Properties I, Inc., a Delaware
                             corporation, its general partner


                             By:_____________________________________________
                             Print Name:_____________________________________
                             Its:____________________________________________



                                   EXHIBITS
                                   --------

                         A  - Legal Description of Property
                         B  - Service Contracts

                                   EXHIBIT G
                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------


1800 Sherman Associates
c/o Equity Office
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606
Attention:  Ms. Alissa Schneider

[Purchaser Name & Address]

THIS IS TO CERTIFY

TO: Prentiss Properties Acquisition Partners, L.P., Prentiss Properties Trust, or their successors or assigns ("Prospective Purchaser") and 1800 Sherman Associates, an Illinois general partnership ("Landlord")

1.   The undersigned is the tenant under that certain lease dated
     ________________ with Landlord, with respect to those certain premises consisting of approximately _____ square feet in Suite No. ____ (the "Premises") of that certain building located at 1800 Sherman, Evanston, Illinois (the "Building").

2. The lease is valid and [to Tenant's knowledge, is] in full force and effect on the date hereof. Except as set forth below, the lease represents the entire agreement between the Landlord and the Tenant with respect to the Premises, and, except as set forth below, is the only agreement, oral or written, between the Landlord and the Tenant affecting or relating to the Premises. Except as set forth below, the lease has not been modified, changed, altered, assigned, supplemented or amended in any way: (all amendments, etc. to be listed here)

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     (The lease, as modified, changed, altered, assigned, supplemented or amended as provided above, is referred to herein as the "Lease").

3. A true, correct and complete copy of the Lease is attached hereto as EXHIBIT A.

4.   Tenant has no option or right to purchase all or any part of the Building.

5. Tenant has accepted and now occupies the Premises for purposes permitted under the Lease. The expiration date of the Lease term (other than unexercised options to extend the Lease) will occur on
     ______________________.

6. Landlord has complied with all of its construction and [to Tenant's knowledge, all] other obligations under the Lease to this date, and Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease [to Tenant's knowledge,] without right of counterclaim, offset or defense, except as specifically provided in the Lease.

7. No one except the Tenant and its employees occupies the Premises. Tenant has not sublet the Premises, or any part thereof, or assigned any of its rights under the Lease, except as indicated herein:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     (if none, state "none").

8. Tenant has paid rent for the Premises for the period up to and including _______________, 19__. The current base rent payable by Tenant is $__________ per month. The current common area maintenance and other charges payable by Tenant (including the Tenant's share of real estate taxes, insurance and operating expenses) is $__________ per month. The base year under the Lease is __________ and the base year amount is $_________. No such rent has been paid more than one (1) month in advance of its due date except as indicated herein:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     (if none, state "none").

9. Tenant's security deposit is $_________, which security deposit has been deposited with Landlord and is not subject to increase for interest or other credit due to Tenant.

10. There are no uncured defaults by Landlord or Tenant under the Lease and, to Tenant's knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease. Tenant has no existing defenses, offsets or credits against the enforcement of this Lease by the Landlord or the payment of rent for the Premises.

11. No actions, whether voluntary or otherwise, are pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

12. Tenant's current notice address is set forth in the Lease, or is as set forth below:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

13. The undersigned is authorized by all necessary action of Tenant to execute this Tenant Estoppel Certificate on behalf of Tenant.

14. Landlord has not, as an inducement, assumed any of Tenant's lease obligations at other buildings that remain to be performed after the date hereof and has made no agreements with Tenant covering free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the period from and after the date hereof, except as set forth below:

15. All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have, to Tenant's knowledge, been satisfied.

16. Tenant acknowledges that the statements in this Tenant's Estoppel Certificate may be relied upon by Landlord, Prospective Purchaser, Prentiss Properties Trust, a real estate investment trust, their respective affiliates, and their successors and assigns, Lehman Brothers Holdings, Inc., d/b/a Lehman Capital, a Division of Lehman Brothers Holdings, Inc.; Lehman Brothers Realty Corporation; Bank One Texas, N.A., as Administrative Agent; Nations Bank of Texas, N.A., as Documentation Agent; and to each of the Lenders pursuant to that certain Credit Agreement between Borrower, the Administrative Agent, the Documentation Agent and any other lender which now or hereafter holds a lien on the Building, for itself or as agent for itself and other lenders, and any such lender's or lenders' successors and assigns.

Dated this _____ day of __________, 1998.

                                 TENANT:

                                 -----------------------------------------

                                 By:
                                    -------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------

                                   EXHIBIT H
                               LIST OF LITIGATION
                               ------------------


None.

                                   EXHIBIT I
                               VIOLATIONS OF LAW
                               -----------------


None.

                                   EXHIBIT J
                                 BILL OF SALE
                                 ------------

                         SPECIAL WARRANTY BILL OF SALE
                         -----------------------------


     THIS SPECIAL WARRANTY BILL OF SALE (this "Bill of Sale") is executed as of the ____ day of _________, 1998, by 1800 SHERMAN ASSOCIATES, an Illinois general partnership, ("Seller"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, in favor of __________________, a __________ ("Purchaser"), with an office at ___________________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Evanston, Illinois, legally described in EXHIBIT A attached to this Bill of Sale, together with all of Seller's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Meidinger Tower".

     2. Personal Property. The "Personal Property" shall mean the Tangible Personal Property as defined in that certain Real Estate Sale Agreement dated the ___ day of _____________, 1998 (as amended, the "Contract"), by and between Seller and American National Bank and Trust Company of Chicago, not personally, but solely as Trustee under Trust Agreement dated March 14, 1991 and known as Trust Number 113531-09, as the "Seller" thereunder, and ____________, as the "Purchaser" thereunder with respect to the purchase and sale of the Real Property and other property as described therein, as such Personal Property is more particularly described on attached EXHIBIT C.

     3. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser free of any liens or encumbrances other than those matters set forth on EXHIBIT B attached hereto (the "Permitted Exceptions"). Seller covenants and agrees to warrant specially and forever defend title to the Personal Property unto Purchaser against all and every person or persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other, but subject in any event to the Permitted Exceptions. Except as set forth in the two (2) preceding sentences, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred "AS IS, WHERE IS" and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

     4. Limited Liability. By accepting this Bill of Sale, Purchaser expressly understands and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Bill of Sale shall only be recoverable against Seller as provided in Section 10(P) of the Contract.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                         SELLER:

                                   EXHIBIT K
                          TANGIBLE PERSONAL PROPERTY
                          --------------------------

                                     Tools


Item                                                                  Quantity
--------------------------------------------------------------------------------
Simpson 260 volt ohm meter                                                   1
Dwyer 470-1 hand held thermal anemometer                                     1
3X734B Fluorescent trouble light                                             1
#6507 Milwaukee sawsall (no case)                                            1
Skill jig saw                                                                1
Milwaukee 3/8" drill                                                         1
Arrow stapler                                                                1
Ilco key machine                                                             1
Amprobe ACD-2 digital clamp on amp meter                                     1
Skill circular saw                                                           1
Greenlee 6706 boltage and continuity tester                                  1
Tif 5500 Halogen leak detector                                               1
Dayton 22425Q bench grinder                                                  1
12" cresent wrench                                                           1
8" cresent wrench                                                            1
12" channel locks                                                            1
Combination wrenches 1 1/8-3/8"                                         2 Sets
1/2" drive socket set                                                        1
3/8" drive socket set                                                        1
Wire strippers                                                               3
Pry bar                                                                      2
Claw hammer                                                                  1
#3 sledge hammer                                                             1
Rubber mallet                                                                1
Pop rivet tool                                                               1
Grease gun (12" flexible hose)                                               1
Oilers                                                                       3
Needle nose pliers                                                           2
Wire cutter                                                                  1
H.K.P size 0 bolt cutter                                                     1
Dayton Model 6X-628 tap & die set                                            1
#408 C-Clamps                                                                2
#406 C-Clamp                                                                 2
#404 C-Clamp                                                                 2
Handsaw                                                                      3
Hacksaw                                                                      1
Miter saw                                                                    1
Ridgid E-110 pipe wrench                                                     1
Amprobe AM-1250 multi-meter                                                  1
14" channel locks                                                            1
36" pipe wrench                                                              1
24" pipe wrench                                                              1
18" pipe wrench                                                              1
14" pipe wrench                                                              1
10" pipe wrench                                                              1


Item                                                                  Quantity
--------------------------------------------------------------------------------
Allen wrenches                                                           1 Set
Diamond sheet metal cutters                                                  1
Flare tool kit                                                               2
Ball pin hammer                                                              2
Propane torch                                                                1
Acytelene torch                                                              1
Wooden saw horses                                                            2
Roll cart                                                                    1
Genie model PLC-24 (hi-jacker)                                               1
8HP snow blower                                                              1
3HP Toro lawn mower 21"                                                      1
Tool box                                                                     1
4' level                                                                     1
Soft face hammer                                                             1
Soldering iron                                                               1
Tool belt                                                                    1
File set                                                                     1
Pick                                                                         1
2 Wheel carts                                                                2
Appliance cart                                                               1
Rake                                                                         3
Hoe                                                                          1
Flat shovel                                                                  2
Rubbermaid #1005 cart                                                        2
8' fiberglass ladder                                                         2
20' extension ladder                                                         1
6' fiberglass ladder                                                         2
6' wooden ladder                                                             1
Genie Quick-Stand                                                            2
Fertilizer spreader                                                          1
Large Salt spreader                                                          1
Hardwood dollies                                                             2
Teel 5HP gasoline centrifugal pumps & 3' hose                                1
200' 3" PVC discharge hose                                                   1
Wheelbarrow                                                                  1
50" X 3 X 12 gauge extension cord                                            1
50' X 3 X 16 gauge extension cord                                            2
Diamond monkey wrench                                                        1
Screw drivers                                                            1 Set
Dremel tool                                                                  1
Nut drivers                                                              1 Set
Vise grips                                                               1 Set
Model 1212 weed eater (electrical)                                           1
Hedge trimmer                                                                1
Wayne submersible utility pump                                               1
Utility knife                                                                1
Putty knife                                                                  2
200' 5/8" garden hose                                                        2
Linemans pliers                                                              2
Flashlight                                                                   3


Item                                                                  Quantity
--------------------------------------------------------------------------------
Chain wrench cresent                                                         1
Spud wrench                                                                  1
Wire brush                                                                   1
Screw-bit set                                                                1
Hand notcher                                                                 1
Tensioning tool                                                              1
Coping saw                                                                   1
Hew-bit set                                                                  1
Tapcon tool                                                                  1
O-Ring set                                                                   1
Spring Set                                                                   1
Platform truck                                                               1
Racks 4' X 8'                                                                2
Flatline hose (300')                                                         1
Hose reel                                                                    1
Leaf Blower                                                                  1
Motorola HT 90 2-way radios w/chargers                                       5
B&D Cordless drill (12 volt)                                                 1
Wet/Dry vac                                                                  1
Heat Gun                                                                     1
Combination Square                                                           1
Rafter Square                                                                1
Tape Measure                                                                 2
Drill sets                                                                   3
Step drill set                                                               1
Hole saw kit                                                                 1
Vise                                                                         1
1/4" drive set                                                               1
Electric rodder                                                              1
Hand toilet rodder                                                           1
Toro S-2000 snow thrower                                                     1
3 jaw wheel puller                                                           1
3.5 HP speeddrive compressor                                                 1
Ryobi 31CC edger                                                             1
Assorted nuts & bolts trays                                                 16
Snap-ring pliers                                                             1
Anvil                                                                        1
Drill press vise                                                             1
Drill press                                                                  1
Bar clamps                                                                   2
Hand stamps                                                                  1
Space heaters                                                                4
Fire cabinet                                                                 1
Push brooms                                                                  5
Pressure washer                                                              1
B&D rotary hammer drill                                                      1
Digital thermometer                                                          1

                              Penthouse Furniture

Item                                                                  Quantity
--------------------------------------------------------------------------------
Service counter                                                              1
Lockers                                                                      3
Stool                                                                        1
Typing stand                                                                 1
3' x 6' tables                                                               2
Metal Desk                                                                   1
Credenza (metal)                                                             1
3' X 5" cabinet                                                              3
Office chair                                                                 1
Work bench                                                                   1
Dell computer (386 SX)                                                       1
HP laserjet printer                                                          1

                                   Security
Lathem time clock                                                            1
IBM 386 PS/Valuepoint                                                        1
C-Cure system                                                                1
Epson Dot Matrix Printer                                                     1

                               Management Office
Artwork                                                                      9
Limited Edition prints (from previous management)                            6
Office chairs                                                               12
Side table                                                                   1
Computers                                                                    2
Printer                                                                      1
Backpacks                                                                    2
Modems                                                                       2
Qwikshare II                                                                 1
Copier                                                                       1
Paper Shredder                                                               1
Typewriter                                                                   1
Typewriter stand                                                             1
4 drawer file cabinets                                                       3
Conference room table                                                        1
Credenzas                                                                    3
Plain paper fax machine                                                      2
6' wood table                                                                1
4' wood table                                                                1
Microwave                                                                    1
Shelving                                                                     1
Desks                                                                        2
Radios                                                                       2
Refrigerator                                                                 1
60 cup coffee makers                                                         2

                                     Misc.

Item                                                                  Quantity
--------------------------------------------------------------------------------
Christmas Tree                                                               1
Wreaths                                                                      2
Christmas decorations                                                        1
Menorah                                                                      1
Keycard entrance readers                                                     1
Walk-out mats                                                                1

                                  Parking Lot
Cincinnati Time Gates                                                        4
Parking lot full sign                                                        1
Counter                                                                      1
Token box                                                                    1
Card readers                                                                 4

                              Engineer's Computer
Dell                                                                     0AFES
Dell Color Monitor                                                  U45301P034
Printer                                                             2531J00201
Keyboard                                                                 43197

                            Misc. Office Equipment
Panasonic Fax Machine                                              01951100226
Sharp Fax Machine (Not in use)                                           X6770
IBM Typewriter                                                  118170011PNX47
Sharp SF-8300 Copy Machine                                               A8291
Fellowes Paper Shredder                                  030961010A00100304302

                                   EXHIBIT L
                                   ---------

                           NOTICE LETTER TO TENANTS
                           ------------------------

           [Letterhead of Equity Office Properties Management Corp.]

                               NOTICE TO TENANTS

                             ______________, 1998

     Re:  1800 Sherman, Evanston, Illinois (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to ______________ __________________, and that ___________________________ has been retained by the new owner as managing agent of the building.

     Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments with the exception of all amounts that are unpaid for periods prior to the date hereof, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

     Rents:                                 Notices:

     ___________________________________    ____________________________________

     ___________________________________    ____________________________________

     ___________________________________    ____________________________________

     Attention: ________________________

     All amounts that are unpaid for periods prior to the date hereof are to be paid to the prior owner of the property in case of the undersigned, Equity Office Properties Management Corp.

     Additionally, please have new Certificates of Insurance issued naming ____________________ as an additional insured. Please deliver said Certificate to new owner at the "Notices" address set forth above.

                                       Very truly yours,

                                       EQUITY OFFICE PROPERTIES MANAGEMENT
                                       CORP., a Delaware corporation, as agent


                                       By: ____________________________________

                                       Name:___________________________________

                                       Its: ___________________________________

                                   EXHIBIT M
                                   ---------

                           NOTICE LETTER TO VENDORS
                           ------------------------

           [Letterhead of Equity Office Properties Management Corp.]

                           __________________, 1998


VIA TELECOPY AND
----------------
CERTIFIED MAIL, RETURN RECEIPT REQUESTED
----------------------------------------

[Vendor]
_________________________
_________________________

     Re:  Sale of 1800 Sherman
          Evanston, Illinois (the "Property")
          -----------------------------------

Dear Service Provider:

     This is to notify you that the Property has been sold to ________________ __________, a _________________ ("Purchaser"), and that ______________________, having an office at _____________________________, has been retained by the Purchaser of the Property as managing agent of the building. Purchaser has assumed all of the obligations of the undersigned under the [license agreements/service contracts] accruing with respect to the period from and after the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the [license agreement/service contract].

                                       Very truly yours,

                                       EQUITY OFFICE PROPERTIES MANAGEMENT
                                       CORP., a Delaware corporation, as agent


                                       By: ____________________________________

                                       Name:___________________________________

                                       Its: ___________________________________

                             EXHIBIT N - RENT ROLL
                                         ---------


                                                                                                  Estimated
                                                                                                  Operating
                                                                                                   Expense     Storage      Aged
                                                                       Monthly                      Pass-       Rent       Delin-
                                                                      Base Rent                    through     Payable    quincies
                                       Security     Sq.      Exp.     Payable as                  Payable as    as of      as of
    Suite #          Tenant Name     Deposit/(2)/   Ft.      Date     of 6/1/98      Base Year    of 6/1/98    5/1/98     6/15/98
------------------------------------------------------------------------------------------------------------------------------------
      203        Academic Counseling
                 Services, Inc.       $ 1,572.25      873   3/31/03  $  1,891.50            1998  $   127.34  $  119.52  $   130.00
------------------------------------------------------------------------------------------------------------------------------------
      513        Keith Block, M.D.      2,501.15    1,788   8/31/99     3,352.50            1994      241.01       0.00    3,729.54
------------------------------------------------------------------------------------------------------------------------------------
      390        Keith Block, M.D.          0.00    3,230   7/31/02     6,460.00            1997      135.47       0.00    6,439.41
------------------------------------------------------------------------------------------------------------------------------------
      515        Keith Block, M.D.          0.00    3,179   8/31/99     5,960.63            1994      428.50     103.14    6,837.27
------------------------------------------------------------------------------------------------------------------------------------
      511        Steven V.L. Brown,
                 M.D., S.C.                 0.00    3,582   5/31/03     7,811.75            1992      523.06       0.00      705.00
------------------------------------------------------------------------------------------------------------------------------------
      300        Cass Communica-
                 tions, Inc.                0.00   12,560   7/31/03    21,980.00            1993    2,116.35   1,085.73        0.00
------------------------------------------------------------------------------------------------------------------------------------
      108        St. Francis Hospi-
                 tal Corporation        7,345.00    4,005   8/31/00     7,676.25            1995      267.94       0.00   26,445.85
------------------------------------------------------------------------------------------------------------------------------------
211/205/209/204  Disciplined Invest-
                 ment Advisors, Inc.        0.00    6,681   9/30/06    13,083.63            1996      458.48     200.69        0.00
------------------------------------------------------------------------------------------------------------------------------------
      301        Thomas A. Doan,
                 d/b/a Estima           3,157.00    1,968   1/31/00     3,681.80            1994      265.27       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      404        Evanston Medical
                 Specialists Founda-
                 tion                   4,755.08    2,654   8/31/98     6,068.81            1986    1,549.83     468.10      326.20
------------------------------------------------------------------------------------------------------------------------------------
     404A        Evanston Medical
                 Specialists Founda-
                 tion                       0.00    1,394  11/30/98     3,187.61            1988      738.79       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      110        Federal Express
                 Corporation                0.00    1,165   3/31/02     2,766.88            1997       48.86       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      402        JH Ferguson &
                 Associates, Inc./(3)/      0.00    3,647  12/31/03     6,610.19            1994      491.59       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      517        James R. Hodur,
                 D.D.S., Ltd.           3,658.33    2,195  12/31/01     4,368.24            1991      365.27       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      105        Fonda & Niko, Inc.
                 d/b/a Kaffeehaus
                 1800 European Cafe
                 & Restaurant           4,500.00    2,431   5/31/01     4,815.00             N/A        0.00     140.34      253.09
------------------------------------------------------------------------------------------------------------------------------------
      204        LIM Management, Inc.       0.00      775  12/31/98     1,614.58            1994      104.46       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      100        National Equipment
                 Service, Inc.          5,258.38    1,357   5/31/02     2,685.73            1997       56.92       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      103        Olde Discount
                 Corporation            4,628.75    2,415  12/16/00     4,628.75            1995      161.38       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      102        Papageorge Hair
                 Salon                  1,625.00      975  12/31/01     2,275.00            1997       36.18       0.00    2,449.18
------------------------------------------------------------------------------------------------------------------------------------
      510        Price Marketing
                 Group, Inc.                0.00    1,542   9/15/99     2,515.94            1994      207.85     110.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      504        Sachs Group, Inc.          0.00    1,502   1/31/02     2,847.54            1998        0.00       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
    508/600      Sachs Group, Inc.          0.00   16,524   6/30/04    31,326.75  Suite 508-1997    2,063.26   1,058.62        0.00
                                                                                  Suite 600-1994
------------------------------------------------------------------------------------------------------------------------------------
     STOR        Shared Technologies
                 Fairchild Telecom,
                 Inc./(1)/                241.67      290   3/31/00       870.00             N/A        0.00       0.00      870.00
------------------------------------------------------------------------------------------------------------------------------------
      106        St. Francis Hospi-
                 tal Corporation            0.00    2,367   8/31/00     4,536.75            1995      158.27       0.00    4,906.10
------------------------------------------------------------------------------------------------------------------------------------
      800        Systat, Inc.          19,034.83   10,320   8/31/00    18,705.00            1993    1,847.88       0.00   19,807.00
------------------------------------------------------------------------------------------------------------------------------------
      601        Dr. Richard Tye,
                 Ltd.                       0.00    2,204   1/31/02     4,729.42            1995      147.28      76.50        0.00
------------------------------------------------------------------------------------------------------------------------------------
      208        Arthur Winter/(4)/     2,626.75    2,022   9/30/03     3,713.63            1991      269.98       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      500        Johnathan Yahav,
                 D.D.S. & Associates
                 P.C.                   1,932.00    1,104  10/31/03     2,116.00            1993      186.92       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      502        Yamada & Associates
                 P.C.                   2,411.92    1,405  12/31/99     2,529.00            1994      189.38       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
  700/800/200    ZS Associates, Inc.        0.00   29,735  12/31/04    46,938.09            1994    3,976.31     425.33        0.00
------------------------------------------------------------------------------------------------------------------------------------
      400        ZS Associates, Inc.        0.00    2,648   4/30/00     4,799.50            1997      110.18       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
      401        ZS Associates, Inc.        0.00    6,075  12/31/04    10,757.81            1997      254.80       0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
                                       65,248.11  134,612            $247,304.28                  $17,528.81  $3,787.97  $72,898.64

/(1)/  This is a telecommunication license agreement
/(2)/ Paging Network of Illinois also has a security deposit of $500.00 /(3)/ Effective 1/1/99 the Base Year is changed to 1999
/(4)/  Effective 1/1/98 the Base Year is changed to 1998

                                   EXHIBIT O

                                  OSHA LETTER
                                  -----------


                            _________________, 1998


[Purchaser]




     Re: Transmittal of Information Regarding Asbestos-Containing Material and Presumed Asbestos-Containing Material

Ladies and Gentlemen:

     As you know, the Occupational Safety and Health Administration ("OSHA") has enacted regulations (the "OSHA Regulations") which require building owners to provide information regarding the presence, location and quantity of asbestos containing material ("ACM") and presumed ACM ("PACM") to various building occupants, including employers of employees who lease space within the owner's building. In addition, the OSHA Regulations, specifically 29 C.F.R.
(S)1910.1001(j)(2)(ii) and 29 C.F.R. (S)1926.1101(n)(6), require building owners to keep records of all information required to be maintained by the OSHA Regulations and to transmit such records to subsequent owners at or before the time of closing.

     [Seller] ("Seller"), has, prior to the date of this letter, provided [name of Purchaser] ("Purchaser") with copies of information required to be maintained and transmitted as described above regarding ACM and PACM at the property located at 1800 Sherman, Evanston, Illinois, including copies of notices to tenants and any related asbestos sampling results and reports in our possession (such information, notices and reports being referred to herein collectively as the "Reports"). A list of such Reports is set forth on SCHEDULE 1 attached hereto.

     The undersigned makes no representation, warranty, promises, covenants, agreements or guarantees of any kind or character whatsoever, express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the information and documentation transmitted herewith including without limitation, the accuracy or completeness of such Reports, the Reports' compliance with the OSHA Regulations, or Seller's compliance with the OSHA Regulations.

     We request that you acknowledge receipt of this letter and the Reports by signing below and forwarding an executed copy to Seller.

                        Sincerely,

                        BENEFICIARY:

                        1800 SHERMAN ASSOCIATES, an Illinois general partnership


                        By: First Capital Income and Growth Fund-Series XII, an
                            Illinois limited partnership, a general partner

                            By: First Capital Financial Corporation, a Florida
                                corporation, its general partner

                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Its:
                                     --------------------------------------

                        By: First Capital Growth Fund-XIV, a Real Estate
                            Limited Partnership, an Illinois limited
                            partnership, a general partner

                            By: First Capital Fund-XIV, Inc., an Illinois
                                corporation, its general partner

                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Its:
                                     --------------------------------------


Acknowledged receipt of this letter and the Reports this _____ day of _______________, 1998.

[Purchaser]


By:
   ----------------------------------------
Name:
     --------------------------------------
Its:
     --------------------------------------

                                  SCHEDULE 1
                                  ----------
                                      TO
                                      --
                                  OSHA LETTER
                                  -----------

                                LIST OF REPORTS
                                ---------------


1. Letter dated March 6, 1991 from Versar, Inc. addressed to Mr. Frank Frankini of Equity Group;

2. Phase I - Environmental Assessment Resurvey prepared by Versar, Inc., Versar Job No. 10196.001.01 dated December, 1991; and

3.   Environmental Hazard Audit prepared by Versar, Inc. dated December 9, 1988.

                                   EXHIBIT P

                             ENVIRONMENTAL REPORTS
                             ---------------------


1. Letter dated March 6, 1991 from Versar, Inc. addressed to Mr. Frank Frankini of Equity Group;

2. Phase I - Environmental Assessment Resurvey prepared by Versar, Inc., Versar Job No. 10196.001.01 dated December, 1991; and

3.   Environmental Hazard Audit prepared by Versar, Inc. dated December 9, 1988.

                                   EXHIBIT Q

                           CONFIDENTIALITY AGREEMENT
                           -------------------------


Exhibit Q follows this page

                                   EXHIBIT R

           QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL INTANGIBLES
           --------------------------------------------------------


     THIS QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL INTANGIBLES (this "Assignment") is entered into as of the ____ day of __________, 1998 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT PERSONALLY, BUT SOLELY AS TRUSTEE ("Trustee") UNDER TRUST AGREEMENT DATED MARCH 14, 1991 AND KNOWN AS TRUST NUMBER 113531-09 (the "Trust"), 1800 SHERMAN ASSOCIATES, an Illinois general partnership ("Beneficiary"; Trust and Beneficiary are collectively referred to herein as "Assignor"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ________________, a __________
("Assignee"), with an office at ________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Evanston, County of Cook, State of Illinois, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "1800 Sherman".

     2. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______________, 1998 by and between Assignor, as Seller, and _________________, as Purchaser, for the purchase and sale of the Property.

     3. Permits. "Permits" shall mean all certificates of occupancy, special use permits, elevator inspection certificates, operating permits, and all other permits issued by any governmental authority relating to the use, occupancy, ownership or operation of the Property, if any.

     4. General Intangibles. "General Intangibles" shall mean: (i) all warranties and guaranties relating to the Property, (ii) all plans, specifications and floor plans for the Office Building (as defined in the Contract); and (iii) all existing intangible personal property pertaining to the Property, including the name "1800 Sherman" but excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office".

     5. Quit Claim Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby quit claims to Assignee the entire right, title and interest of Assignor, if any, in and to the Permits and General Intangibles, as applicable to the period from and after the date hereof.

     6. Enforcement. If Assignor or Assignee must resort to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7. Third Parties. Except as set forth in Section 10 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the existence, ownership or transferability of the Permits or the General Intangibles, and Assignor shall have no liability to Assignee in the event that any or all of the

Permits or the General Intangibles (i) are not transferable to Assignee, or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     9. Limited Liability. By accepting this Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     10. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     12. Trustee Exculpation. This Assignment is executed by the undersigned Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and invested in it as trustee under the Trust. It is expressly understood and agreed by all parties to this Assignment that all the warranties, indemnities, representations, covenants, undertakings and Assignments herein made on the part of the Trustee are undertaken by the Trustee solely in the Trustee's capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against such Trustee on account of any warranty, indemnity, representation, covenant, undertaking or Assignment of the Trustee in this Assignment.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

             [signature page attached to Quit Claim Assignment of
                       Permits and General Intangibles]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                   TRUST:

                                   AMERICAN NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO, NOT PERSONALLY, BUT SOLELY AS
                                   TRUSTEE UNDER TRUST AGREEMENT DATED
                                   MARCH 14, 1991 AND KNOWN AS TRUST
                                   NUMBER 113531-09

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Its:
                                        ----------------------------------------


                                   BENEFICIARY:

                                   1800 SHERMAN ASSOCIATES, an Illinois general partnership

                                   By: First Capital Income and Growth Fund-
                                       Series XII, an Illinois limited
                                       partnership, a general partner

                                       By: First Capital Financial Corporation,
                                           a Florida corporation, its general
                                           partner

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                --------------------------------

                                   By: First Capital Growth Fund-XIV, a Real
                                       Estate Limited Partnership, an Illinois
                                       limited partnership, a general partner

                                       By: First Capital Fund-XIV, Inc., an
                                           Illinois corporation, its general
                                           partner

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                --------------------------------

                         ASSIGNEE:

                         PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

                         By: Prentiss Properties I, Inc., a Delaware
                             corporation, its general partner


                             By:
                                 -----------------------------------------------
                             Print Name:
                                         ---------------------------------------
                             Its:
                                  ----------------------------------------------



                                   EXHIBITS
                                   --------

                         A  - Legal Description of Property

                                   EXHIBIT S

     T.I. AND COMMISSIONS - NEW LEASES APPROVED PRIOR TO DATE OF AGREEMENT
     ---------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                       Date of Lease or                                               Comm. Due      Purchaser's    Seller's
     Tenant                Amendment             T.I. REference        T.I. Due      Per Invoices       Share        Share
----------------------------------------------------------------------------------------------------------------------------
Arthur Winter, an     Second Amendment to    Paragraph IV of Second    $6,066.00     $          -    $  6,066.00    $      -
individual            Lease dated May        Amendment to Lease
                      29,1998.
----------------------------------------------------------------------------------------------------------------------------
Total                                                                  $6,066.00     $          -    $  6,066.00    $      -
----------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT T

                    T.I. AND COMMISSIONS - EXISTING LEASES
                    --------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                     Date of Lease or                                    Comm. Due                    Purchaser's   Seller's
     Tenant             Amendment        T.I. REference    T.I. Due     Per Invoices       Total         Share       Share
----------------------------------------------------------------------------------------------------------------------------
Sachs Group, Inc.  Lease dated July 29,  Paragraph 9 of   $275,526.00   $          -    $275,526.00   $275,526.00   $      -
individual         1994                  Exhibit E (1)
----------------------------------------------------------------------------------------------------------------------------
Total                                                     $275,526.00   $          -    $275,526.00   $275,526.00   $      -
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Paragraph IV.D. of the First Amendment dated August 2, 1995 the Refurbishment Allowance was reduced to $275,526.00

                                   EXHIBIT U

     SETTLEMENT OF ASSESSED VALUES -- APPLICABLE TAX AND/OR CALENDAR YEARS
     ---------------------------------------------------------------------


1.  Calendar Year 1995 (taxes payable in 1996)
2.  Calendar Year 1996 (taxes payable in 1997)
3.  Calendar Year 1997 (taxes payable in 1998)

                                   EXHIBIT V

                             SURVEY CERTIFICATION
                             --------------------


TO:



The undersigned hereby certifies that (a) this survey (i) is true and correct,
(ii) was made on the ground under my supervision, and (iii) correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon; (b) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, building setback lines and other matters of record (as set forth in the commitment for title insurance provided to the undersigned) affecting the subject property according to the legal descriptions in such easements and other matters (with instrument, volume and page numbers indicated hereon); (c) except as shown hereon, there are no (i) visible improvements, visible easements, rights-of-way, party walls, visible uses, visible discrepancies or conflicts,
(ii) visible encroachments on adjoining premises, streets or alleys by any of said buildings, structures or other improvements, (iii) visible encroachments on the subject property by buildings, structures or other improvements situated on adjoining premises, or (iv) encroachments on any easement, building setback line or other restricted area (shown in the title commitment) by any buildings, structures or other improvements situated on the subject property; (d) the distance from the nearest intersecting street or road is as shown hereon; (e) the subject property has direct and free access to ____________________________, a dedicated public street or road as shown hereon; (f) the subject property is located within an area having a Zone Designation ___ by the Federal Emergency Management Agency (FEMA), on Flood Insurance Rate Map No. ____, with an effective date of ______________________, for Community No. ____, in the City of __________________ ______________________, ____________________ County,
_____________________, which is the current published Flood Insurance Rate Map for the community in which the subject property is located; and (g) except as shown hereon, the subject property does not serve any adjoining property for drainage, ingress and egress or any other purpose.

The property described hereon is the same as the property described in [describe Title Commitment], and all easements, covenants and restrictions referenced in said Title Commitment or apparent from a physical inspection of the site or otherwise known to me have been plotted hereon or otherwise noted as to their effect on the subject property.

I hereby certify that this survey was made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1992, and meets the accuracy requirements of an Urban Survey, as defined therein, and including Items 1-4, and 6 (only as shown in the title commitment)-11, and 13 in Table A contained therein.

                                   EXHIBIT W

                            LEASE DEFAULTS - SELLER
                            -----------------------

None.

                                   EXHIBIT X

                                 AUDIT LETTER
                                 ------------


[Purchaser's Auditor]

---------------------

---------------------


Dear Sirs:

     We are writing at your request to confirm our understanding that your audit of the statement of operating income for the year ended _________________, 199__, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of 1800 Sherman Street, Evanston, Illinois (the "Project") in conformity with generally accepted accounting principles. These representations are made exclusively to [Auditor] and not to the buyer of the Project or to any other party. In connection with your _________________, 199__ audit, we confirm, to the best of our knowledge and belief, with respect to our daily operations and without independent investigation or inquiry, the following representations made during your audit:

1. We have made available to you, through our managing agent, Equity Office Properties Management Corp., all material financial records and related data concerning this Project, which are in our possession.

2.   We are not aware of any:

     a. Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

     b. Notices of violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

     c. Material liabilities, gain or loss contingencies or other transactions (including oral and written guarantees) that are required to be but have not been accrued or disclosed.

     d. Material events that have occurred subsequent to _______________, 199__ that would require material adjustment to the statement of operating income.

3. The Company has complied with all material aspects of contractual agreements relating to the Project (e.g. management contracts) that would have a material effect on the statement of operating income in the event of noncompliance.

4. All significant payments to affiliated companies of the undersigned have been properly recorded or disclosed in the financial statements that you have prepared and furnished to us for review.


                                       By:_______________________________

                                   EXHIBIT Y

                          1998 TAX APPEAL SUBMISSIONS
                          ---------------------------


Exhibit Y follows this page.